ASSET PURCHASE AGREEMENT


                                      AMONG


                             PINNACLE SYSTEMS, INC.,

                             PINNACLE SYSTEMS GmbH,

                             PINNACLE SYSTEMS, C.V.,

                             PINNACLE SYSTEMS LTD.,

                           MIRO COMPUTER PRODUCTS AG,

                           MIRO COMPUTER PRODUCTS INC.

                                       AND

                           MIRO COMPUTER PRODUCTS LTD.

                                 AUGUST 29, 1997

                                                 TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
I.       DEFINITIONS                                                                                           1

II.      PURCHASE AND SALE TRANSACTION                                                                         9
                  Purchase and Sale of Assets                                                                  9
                  Excluded Assets                                                                             10
                  Assumption of Liabilities                                                                   10
                  Liabilities Not Assumed                                                                     11
                  Purchase Price                                                                              12
                  Earnout Payment                                                                             13
                  Transfer Tax                                                                                16
                  Allocation of Purchase Price                                                                16
                  The Effective Date                                                                          16
                  Deliveries in the Context of the Effective Date                                             18

III.     REPRESENTATIONS, WARRANTIES AND GUARANTEES OF THE SELLERS                                            19
                  Organization of Miro                                                                        19
                  Acquired Subsidiaries                                                                       20
                  Organization of Subsidiaries                                                                21
                  Authority                                                                                   21
                  No Conflict                                                                                 22
                  Consents                                                                                    22
                  Financial Statements                                                                        22
                  No Undisclosed Liabilities                                                                  23
                  No Changes                                                                                  23
                  Tax Matters                                                                                 25
                  Restrictions on Business Activities                                                         26
                  Title of Assets; Condition of Equipment                                                     26
                  Intellectual Property                                                                       26
                  Agreements, Contracts and Commitments                                                       29
                  Interested Party Transactions                                                               30
                  Governmental Authorization                                                                  30
                  Litigation                                                                                  31
                  Accounts Receivable; Inventory                                                              31

                                                        i


                  Environmental Matters                                                                       31
                  Brokers' and Finders' Fees; Third Party Expenses                                            32
                  Employee Benefit Plans and Compensation                                                     32
                  Insurance                                                                                   33
                  Compliance with Laws                                                                        33
                  Third Party Consents                                                                        33
                  Warranties; Indemnities                                                                     34
                  Affiliated Transactions                                                                     34
                  Government Contracts                                                                        34
                  Distributors, Customers, and Suppliers                                                      34
                  No Illegal Payments, Etc.                                                                   34
                  Product Warranties; Defects; Liability                                                      34
                  Complete Copies of Material                                                                 35
                  Board Approval                                                                              35
                  Acquisiton Entirely for Own Account                                                         35
                  Reliance on Sellers' Representations                                                        35
                  Receipt of Information                                                                      35
                  Investment Experience                                                                       35
                  Restricted Securities                                                                       35
                  Entire Assets                                                                               36
                  Representations Complete                                                                    36

IV.      REPRESENTATIONS AND WARRANTIES OF THE BUYERS                                                         36
                  Organization of Buyers                                                                      36
                  Authority for Agreement                                                                     36
                  Adequate Resources                                                                          37
                  Noncontravention                                                                            37
                  Brokers' Fees                                                                               37
                  Consents                                                                                    37
                  SEC Filing; Financial Statements                                                            37
                  Validity of Shares                                                                          38
                  Material Adverse Effect                                                                     38

V.       [INTENTIONALLY OMITTED]                                                                              38

VI.      ADDITIONAL AGREEMENTS                                                                                38
                  Shareholder Approval                                                                        38

                                                        ii


                  Employment and Non-Competition Agreement                                                    38
                  Confidentiality                                                                             38
                  Expenses                                                                                    38
                  Announcements                                                                               39
                  Consents                                                                                    39
                  Reasonable Efforts                                                                          39
                  Notification of Certain Matters                                                             39
                  Employee Matters                                                                            39
                  Pre-Effective Date Tax Returns                                                              40
                  Covenant Not to Compete or Solicit                                                          40
                  Additional Documents and Further Assurances                                                 41
                  Quarterly Statements of Operating Profit, Revenues and Expenses                             41
                  Compliance with Securities Laws                                                             42
                  Rent Agreement                                                                              42
                  Certificate of the Buyer                                                                    42
                  Registration Rights Agreement                                                               43
                  Legal Opinions                                                                              43
                  Certificate of the Seller                                                                   43
                  Legal Opinions                                                                              43
                  Additional Agreements                                                                       43
                  Accounts Receivable Agreement                                                               43
                  Intercompany Balances                                                                       43

VII.     [INTENTIONALLY OMITTED]                                                                              44

VIII.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION                                          44
                  Survival of Representations and Warranties                                                  44
                  Indemnity and Setoff for Damages                                                            44

IX.      [INTENTIONALLY OMITTED]                                                                              47

X.       GENERAL PROVISIONS                                                                                   47
                  Notices                                                                                     47
                  Interpretation                                                                              48
                  Notarizations                                                                               48
                  Entire Agreement; Assignment                                                                48
                  Severability                                                                                48
                  Other Remedies                                                                              49

                                                       iii


                  Governing Law; Arbitration                                                                  49
                  Rules of Construction                                                                       49
                  No Third Party Beneficiaries                                                                49
                  Amendment                                                                                   49

                                    EXHIBITS


         A-1      Asset Transfer Agreements
                  A-1A  The  Netherlands   (transfer  of  stock  of  Miro  Dutch
                  Subsidiary)
                  A-1B France (transfer of stock of Miro French Subsidiary)

         A-2      Assignment and Assumption Agreement

         A-3      Bill of Sale

         A-4      Copyright Assignment (U.S.)

         A-5      Patent Assignment (U.S.)

         A-6      Trademark Assignments (U.S.)

         B        Form of Rent Agreement

         C        Form of Registration Rights Agreement

                  D-1 Form of Legal Opinion of U.S. Counsel to the Buyers and Form of Legal Opinion of German Counsel to the Buyers

                  D-2 Form of Legal Opinion of U.S. Counsel to the Sellers and Form of Legal Opinion of German Counsel to the Buyers

         E        Key Employees

         F        Form of Non-Competition Agreement

         G-1      Certificate of Buyer

         G-2      Certificate of Seller

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is entered into on August 29, 1997 by and among Pinnacle Systems, Inc., a California corporation whose principal place of business is in Mountain View, California, U.S.A. ("Pinnacle"), Pinnacle Systems GmbH, a corporation organized under the laws of Germany and a subsidiary of Pinnacle ("German Sub"), Pinnacle Systems C.V., a limited partnership formed under the laws of the Netherlands ("Dutch Sub"), and Pinnacle Systems Ltd., a corporation formed under the laws of the United Kingdom and a subsidiary of Pinnacle ("U.K. Sub," and, together with Pinnacle, German Sub and Dutch Sub, the "Buyers"), and Miro Computer Products AG ("Miro"), a corporation organized under the laws of Germany, Miro Computer Products Inc., a California corporation and a subsidiary of Miro ("Miro U.S."), and Miro Computer Products Ltd. a corporation organized under the laws of the United Kingdom and a subsidiary of Miro ("Miro U.K." and, together with Miro U.S. and Miro, the "Sellers").


                                    RECITALS

     WHEREAS, the Buyers desire to purchase from the Sellers, and the Sellers desire to sell to the Buyers, certain of the assets and certain of the liabilities of Sellers in consideration of the Purchase Price (as defined below) on the terms and conditions set forth herein (the "Acquisition").

     WHEREAS, in connection with the Acquisition, the Buyers and Sellers desire to make certain representations, warranties, guarantees, covenants and other agreements.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, guarantees and covenants herein contained, the parties hereto agree as follows.


                                    ARTICLE I

                                   DEFINITIONS

     "AAA" shall mean the American Arbitration Association.

     "Accountant" shall have the meaning set forth in Section 2.6.

     "Accounting Fees" shall have the meaning set forth in Section 2.6.

     "Accounts Receivable" shall have the meaning set forth in Section 3.18.

     "Acquired Assets" shall have the meaning set forth in Section 2.1.

     "Acquired Subsidiaries" shall have the meaning set forth in Section 2.1.

     "Acquired  Subsidiary  Balance  Sheet"  shall have the meaning set forth in
Section 3.2.

     "Acquisition" shall have the meaning set forth in the preamble above.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, of the United States.

     "Agreement" shall have the meaning set forth in the preamble above.

     "Allocation" shall have the meaning set forth in Section 2.8.

     "Asset Transfer Agreements" shall mean those certain agreements set forth as Exhibit A-1 attached hereto prior to Effective Date.

     "Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement set forth as Exhibit A-2 attached hereto prior to Effective Date.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

     "Audited Financials" shall have the meaning set forth in Section 3.7.

     "Base Amount" shall have the meaning set forth in Section 2.6.

     "Basket Amount" shall have the meaning set forth in Section 8.2.

     "Basis" shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

     "Bill of Sale" shall mean that certain document set forth as Exhibit A-3 attached hereto prior to Effective Date.

     "Buyers" shall have the meaning set forth in the preamble above.

     "Business" shall mean the design, development, manufacture, marketing and service of digital video products by the Sellers or any of their Subsidiaries, including but not limited to the operations of the Sellers and/or any of their Subsidiaries referred to as the Digital Video Group.

     "Cash" shall mean cash and cash equivalents within the meaning of GAAP.

     "Charter" shall have the meaning set forth in Section 3.1.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, of the United States.

     "Competing Business Purpose" shall have the meaning set forth in Section 6.11.

     "Confidentiality   Agreement"  shall  mean  the   Confidential   Disclosure
Agreement previously entered into between Miro and Pinnacle.

     "Conflict" shall have the meaning set forth in Section 3.5.

     "Continuing Employees" shall have the meaning set forth in Section 6.9.

     "Contract" shall have the meaning set forth in Section 3.14.

     "Copyright Assignment" shall mean that certain document set forth as Exhibit A-4 attached hereto prior to Effective Date.

     "Customer Information" shall have the meaning set forth in Section 3.12.

     "Digital Video Group Assets" means the Products, Technology and other assets, rights, business and operations that directly relate to, are incorporated or embodied in, or are used in or necessary to the development, manufacture, testing, marketing or sale of the Products.

     "Digital Video Group Intellectual Property" shall mean any Intellectual Property that: (i) is owned exclusively by or exclusively licensed to any of the Sellers or any Subsidiary of any Seller and relates to the Business, or (ii) which is necessary to the operation of the Business, including the design, manufacture and use of the products of the Business as they currently are operated or is reasonably anticipated to be operated in the future, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an exclusive assignment or license in favor of clients of any Seller or any of its Subsidiaries.

     "Earnout Payment" shall have the meaning set forth in Section 2.5.

     "Earnout Period" shall have the meaning set forth in Section 2.6.

     "Earnout Trading Price" shall have the meaning set forth in Section 2.6.

     "Effective Date" shall mean August 31, 1997 24:00 hours.

     "Employee" shall have the meaning set forth in Section 3.21.

     "Employee Agreement" shall have the meaning set forth in Section 3.21.

     "Employee Plan" shall have the meaning set forth in Section 3.21.

     "Environmental Permits" shall have the meaning set forth in Section 3.19.

     "Equipment" shall have the meaning set forth in Section 3.12.

     "Excess Amount" shall have the meaning set forth in Section 2.6.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, of the United States.

     "Excluded Assets" shall have the meaning set forth in Section 2.2.

     "Excluded Liabilities" shall have the meaning set forth in Section 2.4.

     "Existing Buyer Products" shall have the meaning set forth in Section 2.6

     "Existing Products" shall have the meaning set forth in Section 2.6.

     "Expenses" shall have the meaning set forth in Section 2.6.

     "Extraordinary General Meeting" shall mean the extraordinary general meeting of Miro which shall be held prior to the Effective Date for the purpose of approving the Agreement and the Acquisition.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in United States.

     "Governmental Entity" shall have the meaning set forth in Section 3.6.

     "Hazardous Material" shall have the meaning set forth in Section 3.19.

     "Hazardous  Materials  Activities"  shall  have the  meaning  set  forth in
Section 3.19.

     "Initial Payment" shall have the meaning set forth in Section 2.5.

     "Intellectual Property" shall mean any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know how and technology; (iii) all works of authorship, "moral rights," copyrights (whether or not registered), mask works, copyright and mask work registrations and applications; (iv) all industrial designs and any registrations and applications therefor; (v) all trade names, logos, trademarks and service marks; trademark and service mark registrations and applications;
(vi) all databases and data collections (including customer lists); (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (viii) URLs, Web site addresses and domain names; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

     "Inventory" shall mean the inventory of Products, including all related raw materials and supplies, manufactured and purchased parts, goods in progress, finished goods and packaging, included in the Digital Video Group Assets.

     "IRS" shall mean the Internal Revenue Service of the United States.

     "Key Employees" shall mean those employees of the Sellers or any of their Subsidiaries listed on Exhibit E hereto.

     "Knowledge" shall mean what would be within the actual knowledge of a prudent Person.

     "Liability" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

     "Lien" shall mean any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

     "Loss" and "Losses" shall have the respective meanings set forth in Section 8.2.

     "Material Adverse Effect" shall mean a material adverse effect or change on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of a party.

     "Miro" shall mean Miro Computer Products AG.

     "Miro Derivative Products" shall have the meaning set forth in Section 2.6.

     "Most Recent Balance Sheet" shall mean the unaudited consolidated balance sheet of Miro dated June 30, 1997 prepared in accordance with the Miro's historical methods of accounting as set forth on Schedule 3.7.

     "Nasdaq" shall mean the Nasdaq National Market.

     "Noncompetition  Agreements"  shall have the  meaning  set forth in Section
6.11.

     "Noncompetition Period" shall have the meaning set forth in Section 6.11.

     "Nonprevailing Party" shall have the meaning set forth in Section 2.6.

     "Officer's Certificate" shall mean the duly authorized and executed certificate of any of the parties.

     "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Operating Profit" shall have the meaning set forth in Section 2.6.

     "Patent" shall mean any: (i) patent, patent application, patent disclosure or other patent right in any jurisdiction of the world; (ii) any division, continuation, continuation-in-part, reissuance, reexamination, or extension of a Patent; and (iii) any future patent or other patent right that issues or is based upon a patent disclosure or upon an application that is a Patent.

     "Patent Assignment" shall mean that certain document set forth as Exhibit A-5 attached hereto prior to Effective Date.

     "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Permits" shall have the meaning set forth in Section 2.1(d).

     "Pinnacle Common Stock" shall mean fully paid and nonassessable shares of Common Stock, no par value, of Pinnacle.

     "Products" means all current products and services of the Business, any subsequent versions of such products currently being developed, any products currently being developed by the Sellers or any of their Subsidiaries which are designated to supersede, replace or function as a component of such Products, and any upgrades, enhancements, improvements and modifications to the foregoing currently being developed.

     "Purchase Price" shall have the meaning set forth in Section 2.5.

     "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, service marks or trade names, applications to register trademarks, service marks or trade names, intent-to-use applications, or other registrations or applications related to trademarks, service marks or trade names; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; (v) URLs, web site addresses and domain names and (vi) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

     "Registration Rights Agreement" shall mean that certain document set forth as Exhibit C attached hereto prior to Effective Date.

     "Regulations" shall have meaning set forth in Section 6.9.

     "Related Agreements" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Registration Rights Agreement and the Rent Agreement, but shall not include the Non-Competition Agreements.

     "Rent Agreement" shall mean that certain document set forth as Exhibit B attached hereto prior to Effective Date.

     "Returns" shall have the meaning set forth in Section 3.10.

     "Revenues" shall have the meaning set forth in Section 2.6.

     "Schedules" shall have the meaning set forth in Article III.

     "Securities Act" shall mean the Securities Act of 1933, as amended, of the United States.

     "SEC"  shall mean the  Securities  and  Exchange  Commission  of the United
States.

     "SEC Reports" shall have the meaning set forth in Section 4.7.

     "Sellers" shall have the meaning set forth in the preamble above.

     "Sellers' Agreement" shall have the meaning set forth in Section 3.9.

     "Sellers' Authorizations" shall have the meaning set forth in Section 3.16.

     "Sellers'  Products"  shall  have the  meaning  set forth in  Section  2.6.

     "Statement of Operating Profit" shall have the meaning set forth in Section 2.6.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" or, collectively, "Taxes", means (i) any and all German, United States federal, state and local and other non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology" means all inventions, copyrightable works, integrated circuit masks, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise, that are incorporated, embodied or used in or are used to develop, manufacture, test, market or sell the Products.

     "Third Party Expenses" shall have the meaning set forth in Section 6.4.

     "Trademarks" shall mean any trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

     "Trademark Assignments" shall mean those certain agreements with respect to each registered trademark of the Sellers or any of their Subsidiaries set forth as Exhibit A-6 attached hereto prior to Effective Date.

     "Transfer Documents" shall mean the Asset Transfer Agreements, the Bill of Sale, the Trademark Assignments, the Copyright Assignment and the Patent Assignment, in the forms attached hereto, collectively.

     "Transfer Taxes" shall have the meaning set forth in Section 2.7.

     "Unaudited Financials" shall have the meaning set forth in Section 3.7.

     "VAT" shall mean value-added tax.

     All references herein to dollar amounts or $ shall be to United States Dollars while all references herein to DM shall be to German deutsche marks.

                                   ARTICLE II

                          PURCHASE AND SALE TRANSACTION


     2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Sellers herewith sell, convey, transfer, assign and deliver to Buyers, and Buyers herewith purchase and acquire from Sellers as of the Effective Date, all right, title and interest in and to all Digital Video Group Assets, as well as the capital stock of certain of Miro's Subsidiaries (collectively the "Acquired Assets") free and clear of all Liens, including, but not limited to, the following (provided, however that the Acquired Assets shall not include any Excluded Assets.

         (a) all tangible personal property (such as machinery, equipment, Inventory, raw materials, supplies, manufactured and purchased parts, works in progress, finished goods, furniture, automobiles and tools) relating to the Digital Video Group Assets;

         (b) the capital stock of (i) Miro Computer Products S.a.r.l., a corporation organized under the laws of France and a wholly-owned subsidiary of Miro, and (ii) Miro Computer Products B.V., a corporation organized under the laws of The Netherlands and a wholly-owned subsidiary of Miro (the "Acquired Subsidiaries");

         (c) certain accounts receivable pertaining to the Digital Video Group Assets in an amount equal to $150,000 as specified in 2.9(d);

         (d) all licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises and similar rights, primarily pertaining to or used primarily in connection with the Digital Video Group Assets obtained from governments and governmental agencies or any pending applications relating to any of the foregoing to the extent permitted by applicable law to be transferred, including without limitation all governmental permits, licenses, authorizations, approvals and consents described in Schedule 2.1(d) (the "Permits");

         (e) all Digital Video Group Intellectual Property, goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interests therein, including without limitation the Digital Video Group Intellectual Property described on Schedule 3.13(a);

         (f) all agreements, contracts, indentures, mortgages, instruments, guarantees or other similar agreements, and rights thereunder relating to the Digital Video Group Assets as set forth on Schedule 2.1(f).

         (g) all customer, distribution, supplier and mailing lists relating to the Products delivered on a diskette which Buyers acknowledge to have received;

         (h) all claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (other than any such refund or similar item relating to the payment of Taxes) relating to any right, property or asset included in the Acquired Assets, or against any party to a Contract, including without limitation, unliquidated rights under manufacturers' and vendors' warranties and guaranties;

         (i) copies of all business and financial records, books, ledgers, files, plans, documents, correspondence, lists, plats, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records relating to the Digital Video Group Assets, whether written or electronically stored or otherwise recorded, which in the case of electronically stored items shall be delivered on diskette which the Buyers acknowledge to have received;

         (j) all employee rosters and other employee-related documents that are legally required under applicable law to be in possession of the Buyers, to the extent permitted by applicable law to be transferred; and

         (k) the right to the SAP software relating to the network computer systems, including the MIS functions, of Miro's Braunschweig Facility.


     2.2 Excluded Assets. There are excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to Buyers hereunder, and to the extent in existence on the Effective Date, there shall be retained by the Sellers, the following assets, properties and rights (collectively, the "Excluded Assets"):

         (a) cash and securities other than securities evidencing ownership interests in the Acquired Subsidiaries;

         (b) accounts receivable in excess of $150,000;

         (c) land, buildings and related real property owned by the Sellers;

         (d) furniture and fixtures of Miro's Braunschweig Facility as of the date of this Agreement;

         (e) the hardware portions of the network computer systems, including the MIS functions, of Miro's Braunschweig Facility;

         (f) the trade  names and  product  names  other than those set forth on
Schedule 2.9(d); and

         (g) those  other  assets,  properties  and rights set forth on Schedule
2.2.

     2.3 Assumption of Liabilities. The Buyers herewith assume, on the terms and subject to the conditions set forth herein as of the Effective Date, only those Liabilities of the

Sellers which are (i) listed below and (ii) which are not Excluded Liabilities (the "Assumed Liabilities");

         (a) all  Liabilities  of the  Sellers  under  the  Contracts  listed in
Schedule 3.14 to the extent such Contracts are assumed by the Buyers at the Effective Date pursuant to Section 2.1; and

         (b) existing obligations of the Sellers to perform end user warranty repair and replacement services for Products sold on or prior to the Effective Date.

     It is understood by all parties hereto that all Liabilities of the Acquired Subsidiaries shall remain Liabilities of the Acquired Subsidiaries following the Effective Date.

     2.4 Liabilities Not Assumed. Except as expressly set forth in this Agreement, the Buyers do not assume or perform any Liabilities or obligations not specifically contemplated by Section 2.3 hereof nor any of the following Liabilities and obligations (collectively the "Excluded Liabilities")

         (a) Any Liability or obligation of the Sellers or any of their Subsidiaries (other than the Acquired Subsidiaries) for Taxes for any taxable period, any Liability or obligation of the Acquired Subsidiaries for any taxable period or portion of any period ending on or prior to the Effective Date, and any Liability or obligation for Taxes attributable to the Acquired Assets or operations of the Sellers for any taxable period or portion of any period ending on or prior to the Effective Date;

         (b) Any Liability or obligation of the Sellers or any of their Subsidiaries to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of any Seller or any of such Seller's Subsidiaries or was serving at the request of such Seller or any of such Seller's Subsidiaries as a partner, trustee, director, officer, employee or agent of another entity;

         (c) Any Liability or obligation of the Sellers or any of their Subsidiaries as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time caused by any action that occurred or condition that existed on or prior to the Effective Date and in respect of anything done, suffered to be done or omitted to be done by the Sellers or any of their Subsidiaries or any of their directors, officers, employees or agents;

         (d) Any Liability of the Sellers or any of their Subsidiaries for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

         (e) Any Liability or obligation of the Sellers or any of their Subsidiaries under this Agreement or incurred in connection with the making or performance of this Agreement;

         (f) Any Liability or obligation for products manufactured or sold or services rendered on or prior to the Effective Date, including for product returns or credits taken, except only for those specific Liabilities for end user product warranty repair and replacement as the Buyers have assumed pursuant to Section 2.3 above;

         (g) Any Liability or obligation of any Seller or any of such Seller's Subsidiaries arising out of any Employee Benefit Plan established or maintained by such Seller or any of its Subsidiaries for the benefit of past or present employees of such Seller or any of its Subsidiaries, or to which such Seller or any of its Subsidiaries contributes, or any Liability on the termination of any such plan;

         (h) Any Liability or obligation of the Sellers or any of their Subsidiaries for making payments or providing benefits of any kind to their employees or former employees (including, without limitation, (A) as a result of the sale of the Acquired Assets or as a result of the termination by the Sellers or any of their Subsidiaries of any employees or, in the case of employees located in the United States, decision by Buyers to hire or not to hire any such employees, (B) any obligation to provide former employees (including individuals who become former employees by reason of the consummation of the transactions contemplated by this Agreement) so-called COBRA continuation coverage, (C) any Liability or obligation in respect of medical and other benefits for existing and future retirees and for claims made after Effective Date in respect of costs and expenses incurred on or prior to the Effective Date, (D) any Liability or obligation in respect of work-related employee injuries or worker's compensation claims and (E) any Liability or obligation in respect of employee bonuses);

         (i) Any Liability pertaining to the Sellers or any of their Subsidiaries or their respective businesses and arising out of or resulting from noncompliance on or prior to the Effective Date with any laws, statutes, ordinances, rules, regulations, orders, determinations, judgments or directives, whether legislatively, judicially or administratively promulgated (including, without limitation, any Environmental Liabilities and Costs whether or not arising out of or resulting from any of the Sellers' or any their Subsidiaries', as the case may be, noncompliance with Environmental Laws);

         (j) Any Liability or obligation of the Sellers or any of their Subsidiaries under any licenses, leases, contracts or agreements not listed on
Schedule 2.1(f) and Schedule 3.14; and

         (k) Any Liability or obligation in respect of accounts payable, or payable obligations incurred prior to the Effective Date.

     2.5 Purchase Price.

         (a) Buyers herewith pay to Sellers (the "Purchase Price"): (i) an aggregate initial payment of $19,950,000 (the "Initial Payment"), which Initial Payment shall consist of (A) $15,150,000 cash payable pursuant to Section 2.5(b) on October 3, 1997 and (B) the issuance of 203,565 shares of Pinnacle Common Stock and (ii) the contingent right to receive additional shares of Pinnacle Common Stock as provided in Section 2.6 hereof (the "Earnout Payment"). The Purchase Price has to be paid plus German VAT, if applicable, to the extent that such VAT is deductible as incoming VAT in Germany by the respective Buyer.

         (b) At the request of each of the Sellers, the cash portion of the Initial Payment referred to in Section 2.5(a)(i)(A) shall be paid into the Pinnacle Bank account (No. 202358) with Norddeutsche Landesbank in Braunschweig (Bank ID no. 250 500 00) with an irrevocable authorization providing that such cash portion shall be paid on October 3, 1997 to bank account no. 202358 with Norddeutsche Landesbank in Braunschweig (Bank ID no. 250 500 00) in favor of
Norddeutsche Landesbank acting for its own account and in its capacity as nominee under the Pool Agreement as of December 1995 as amended. The shares of Pinnacle Common Stock (unregistered) shall be issued in the name of Miro Computer Products AG and delivered to its deposit account no. 800 152 1593 with Norddeutsche Landesbank Braunschweig within 10 days of the Effective Date. Miro has assigned the claim to the Purchase Price to Norddeutsche Landesbank and has pledged the shares issued in connection with the Purchase Price.

     2.6 Earnout Payment.

         (a) Definitions For Determination of Earnout Payment.

               (i) "Base Amount" shall mean $37,000,000;

               (ii) "Earnout Period" shall mean the 12 month period commencing on September 1, 1997;

               (iii) "Earnout Trading Price" shall be the average of the last sale prices of the Pinnacle Common Stock as reported on Nasdaq for the thirty
(30)  trading  days  ending  immediately  prior to the  last day of the  Earnout
Period;

               (iv) "Excess Amount" shall mean $59,000,000;

               (v) "Expenses" shall mean (A) all cost of goods sold attributable to Revenue, (B) all costs and expenses incurred by German Sub during the Earnout Period, including selling, general and administrative expenses and engineering, research and development expenses, (C) all selling, general and administrative expenses incurred during the Earnout Period with respect to the generation of Revenues and (D) all research and development expenses incurred by the United States based engineers of the Sellers that are hired by Pinnacle in connection with the transactions contemplated hereby and that are designing, developing and improving Miro Products. With respect to clause (C) of the preceding sentence, to the extent that certain selling, general and administrative expenses attributable to the generation of Revenues cannot easily be separated from selling, general and administrative expenses attributable to revenues of Buyers that are not Revenues, such expenses shall be allocated to Expenses on a percentage of total revenues basis (i.e., Revenues divided by total Buyers revenues of the operating group for which expenses are being allocated).

               (vi) "Operating Profit" shall mean the difference obtained by subtracting Expenses from Revenues;

               (vii) "Revenues" shall mean gross revenues recognized by Buyers which are attributable to sales of the following products during the Earnout Period, net of customary and reasonable reserves established in connection with potential returns of any such products: (A) Products that are currently being sold by the Sellers or any of their Subsidiaries as of the Effective Date
("Existing Products"), (B) products that are enhancements, updates, improvements, releases, new features and other modifications and all works which constitute "derivative works" of the Existing Products, as such term is defined in 12 U.S. Code Section 101 ("Miro Derivative Products") and (C) new products that include significant amounts of the Intellectual Property that is included in the Acquired Assets and more than 30% of the engineering efforts by any of Miro's (or any of its Subsidiaries') engineers that are hired by Pinnacle in connection with the transactions contemplated hereby (the products described in clauses (A), (B) and (C) are collectively referred to as the "Sellers' Products"). Revenues shall not include revenue attributable to sales of the following products (A) products that are currently being sold by Buyers as of the Effective Date ("Existing Buyer Products"), (B) products that are enhancements, updates, improvements, releases, new features and other modifications and all works that constitute "derivative works" of the Existing Buyer Products, other than Miro Derivative Products, and (C) new Buyer products that are not included within clause (C) of the preceding sentence.

               (b) In the event that during the Earnout Period, Revenues exceed the Base Amount and Operating Profit exceeds 3% of Revenues, Sellers shall be entitled to receive a number of shares of Pinnacle Common Stock equal to the quotient of (i) either (A) if Revenues are in excess of the Base Amount but less than or equal to the Excess Amount, the product of $0.50 and the difference between Revenues and the Base Amount or (B) if Revenues are greater than the Excess Amount, the sum of (1) the product of $0.50 and the difference between the Excess Amount and the Base Amount and (2) the product of $0.85 and the difference between Revenues and the Excess Amount divided by (ii) the Earnout Trading Price. Pinnacle shall not be obligated to issue shares of Pinnacle Common Stock in satisfaction of the Earnout Payment if and to the extent that such issuance would trigger a requirement of Pinnacle shareholder approval of the transactions contemplated hereby under Section 903 of the California General Corporation Law. In lieu of the issuance of such shares of Pinnacle Common Stock, that portion of the Earnout Payment that would exceed the amount not requiring shareholder approval shall be made in cash.

         (c) Mechanics for Determination of Revenues, Expenses and Operating Profit.

               (i) Not later than 45 calendar days following the end of the Earnout Period, Buyers shall deliver to Sellers a statement of the Revenues, Expenses and Operating Profit for the Earnout Period (the "Statement of Operating Profit"), which will be determined in accordance with GAAP applied on a basis consistent with that used by Buyers (both historically and during the Earnout Period) in preparation of Buyers' consolidated financial statements and certified to such effect by Pinnacle's Chief Financial Officer. For purposes of computing the Earnout Payment, Revenues shall be converted from DM into U.S. dollars at a rate of DM 1.70 to U.S. $1.00. For the calculations of operating profit, actual exchange values will be used.

               (ii) If, within 30 days following receipt by Sellers of the Statement of Operating Profit, Sellers determine in good faith that the amount of Revenue, Expenses or Operating Profit as so computed on the Statement of Operating Profit is inaccurate, Sellers shall give notice to Buyers within such 30 day period, (A) setting forth Miro's determination of Operating Profit and/or Revenue and (B) specifying in reasonable detail the nature of Miro's basis for its disagreement with Buyers' calculation; provided, however, that Sellers shall be provided with full access to Buyers' financial records in connection with Miro's determination of Operating Profit and/or Revenue. The failure of the Buyers to provide the Sellers with full access to the Buyers' financial records shall constitute Buyers' acceptance of Miro's determination of Operating Profit and/or Revenues. The failure by Sellers to express its disagreement within such 30 day period shall constitute acceptance by Sellers of the amount of Operating Profit and Revenue so computed on the Statement of Operating Income. If Buyers and Sellers are unable to resolve their disagreement within 15 days after receipt by Buyers of notice of such disagreement, the items in dispute will be referred to a "big six" accounting firm mutually acceptable to Buyers and Sellers (the "Accountant") within such 15 day period. The Accountant shall make a determination as to each of the items in dispute, which determination shall be
(i) in writing, (ii) furnished to Buyers and Sellers as promptly as practicable after the items in dispute have been referred to the Accountant, (iii) made in accordance with the accounting principles and procedures provided for in Section 2.5(c)(i) above for the preparation of the Statement of Operating Income and
(iv) conclusive and binding on Buyers and Sellers. The fees and expenses of the Accountant (the "Accounting Fees") shall be paid for by the Nonprevailing Party. The "Nonprevailing Party" means that party whose calculation of the Revenues is the least close to the Revenues as determined by the Accountant.

         (d) It is the present intention of the parties to develop and actively market the Sellers' Products to the mutual advantage of Buyers and Sellers. Buyers agree to operate the business to be conducted with the Acquired Assets in the ordinary cause of their other businesses and to provide reasonable support to the development, sale and customer support of the Sellers' Products in such areas as engineering, development, production, sales, marketing, quality assurance, contract administration and public relations, all in accordance with Buyers' standard policies and procedures for the allocation of such resources. However, the sale of the Sellers' Products shall be accorded no special status or priority by virtue of the Earnout provisions or otherwise. In addition, the parties acknowledge that the industry in which Buyers operate is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles and that Buyers must be able to react, on a timely and cost-effective basis, to meet changing customer requirements. Accordingly, except as provided in this Section 2.6(d) the operations of Buyers shall at all times be subject solely to the management control of Buyers. Without limiting the generality of the foregoing, except as specifically provided in this Section 2.6(d), Buyers shall not be required to (i) devote more resources to the development, sale or licensing of the Sellers' Products than is, in the sole opinion of Buyers' management, prudent in the context of Buyers' overall operations or (ii) seek to maximize Revenues if to do so, in the sole opinion of Buyers' management, would have an adverse effect on Buyers' profitability or Buyers' strategic interests.

     2.7 Transfer Tax. Sellers shall bear and pay any stamp duty, VAT (subject to the last sentence of Section 2.5(a)), sales tax, documentation charges, notary fees and recording fees or similar charges ("Transfer Taxes") that may become payable in Germany, the United States or elsewhere in connection with the sale of the Acquired Assets and the assumption of the Assumed Liabilities by Buyers. The parties hereto shall cooperate with one another to the extent reasonably requested and legally permitted to minimize any the Transfer Taxes. The amounts paid pursuant to this Agreement shall be subject to all applicable withholding Taxes.

     2.8 Allocation of Purchase Price. At the Effective Date, the Buyers shall determine the manner in which the Purchase Price referred to in Section 2.5 and allocated among the Sellers and their Subsidiaries is to be allocated among the Acquired Assets and such allocation shall be as set forth on Schedule 2.8. The Parties agree that the allocation may be amended or modified by the Buyers at any time within 60 days after the Effective Date (as so modified, the "Allocation"). The Allocation shall be conclusive and binding upon the Buyers and Sellers for all purposes, and the parties agree that all Returns and reports and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a tax return position inconsistent with) the Allocation unless required by the IRS, the German tax authorities or any other applicable taxing authority.

     2.9  The  Effective   Date.  In  order  to  consummate   the   transactions
contemplated by this Agreement the parties agree as follows:

         (a) Transfer of Tangible Personal Property.

               (i) Miro herewith transfers possession of the items of tangible personal property listed in Schedule 2.9(a)(1) to German Sub which accepts such transfer as of the Effective Date. Where such items of tangible personal property are in direct possession of a third party, Miro hereby assigns its claims for the transfer of possession of such assets against the third party to German Sub which hereby accepts such assignment. At the request of German Sub, Miro shall notify the third party of the assignment. Miro and German Sub hereby agree on the transfer of title of such assets effective as of the Effective Date.

               (ii) Miro U.S. herewith transfers possession of the items of tangible personal property listed in Schedule 2.9(a)(2) to Pinnacle which accepts such transfer as of the Effective Date. Where such items of tangible personal property are in direct possession of a third party, Miro U.S. hereby assigns its claims for the transfer of possession of such assets against the third party to Pinnacle which hereby accepts such assignment. At the request of Pinnacle, Miro U.S. shall notify the third party of the assignment. Miro U.S. and Pinnacle hereby agree on the transfer of title of such assets effective as of the Effective Date.

               (iii) Miro U.K. herewith transfers possession of the items of tangible personal property listed in Schedule 2.9(a)(3) to U.K. Sub which accepts such transfer as of the Effective Date. Where such items of tangible personal property are in direct possession of a third party, Miro U.K. hereby assigns its claims for the transfer of possession of such assets against the third party to U.K. Sub which hereby accepts such assignment. At the request of U.K. Sub, Miro U.K. shall notify the third party of the assignment. Miro U.K. and U.K. Sub hereby agree on the transfer of title of such assets effective as of the Effective Date.

         (b) Assignment of Share(s) in Miro Computer Products B.V. Miro hereby assigns to Dutch Sub all of the shares of Miro Computer Products B.V., which assignment shall be effected under the laws of The Netherlands by execution of a notarial deed in Amsterdam within 10 days of the Effective Date. The notarial deed shall at such time be submitted to Miro and Dutch Sub as Exhibit A-1A. The parties to this Agreement agree that as amongst themselves, the shares of Miro Computer Products B.V. shall be for the account of Dutch Sub (beneficially owned) as of the Effective Date, notwithstanding the date of the notarial deed.

         (c) Assignment of Share(s) in Miro Computer Products S.a.r.l. Miro assigned to Dutch Sub all of the shares in Miro Computer Products S.a.r.l. in a separate French Assignment agreement a copy of which is enclosed as Exhibit A-1B hereto. The assignment is effective as of the Effective Date.

         (d) Accounts Receivable. The three items of Accounts Receivable to be assigned by Miro U.S. to Pinnacle are shown in Schedule 2.9(d); all of which items of accounts receivable shall be collected by Pinnacle, which pursuant to
Section 2.1(c) shall retain $150,000 of such amounts collected and shall remit any amounts in excess thereof to Miro U.S. Miro U.S. hereby assigns and Pinnacle hereby accepts the assignment of such Accounts Receivable, effective as of the Effective Date.

         (e) Digital Video Group Intellectual Property. The Digital Video Group Intellectual Property comprises the items listed in Schedule 2.9(e) hereto. Miro hereby assigns and Dutch Sub hereby accepts the assignment of the Digital Video Group Intellectual Property set forth in Schedule 2.9(e). To the extent that registration of Dutch Sub or any further action is required to perfect the assignment, the parties agree to execute all such documents, take all such acts and to make any declarations as may be necessary or expedient to permit Dutch Sub, as the case may be, to be so registered or such further action to be taken. The transfer of Digital Video Group Intellectual Property shall be effective as of the Effective Date.

         (f) Goodwill. The goodwill includes the distribution organization of the Sellers, the benefit (subject to the burden) of all undischarged contracts, pending contracts, engagements, quotations and orders relating to the Digital Video Group, and represented, in particular, in all information and documentation regarding suppliers, customers and the prospects and the customer and supplier database, including all information on the history of suppliers, customers, files, commercial and technical documentation in connection with purchases as sales related to the Digital Video Group. Sellers hereby accept the assignment of such goodwill effective as of the Effective Date. To the extent that registration of German Sub or any further action is required to perfect the assignment, the parties agree to execute all document , take all such acts and to make any such declarations as may be necessary or expedient to permit German Sub to be so registered or such further action to be taken.

         (g) Continuation of Contracts. Sellers and Buyers hereby agree to cooperate and use all reasonable endeavors to ensure that all of the Assigned Contracts shall be assigned to the Buyers as of the Effective Date.

         As the assignment of any Assigned Contract requires the consent of a third party, Sellers and Buyer shall cooperate and use all reasonable endeavors to cause to be executed and delivered to Buyers all documents of assignment necessary to effect the assignment of such Assigned Contracts. In the event that, for any reason, one or several third parties shall refuse to consent to the assignment of an Assigned Contract to any of the Buyers, the Sellers shall provide, or enter into such arrangements so as to provide the benefit of such Assigned Contract to such Buyer under the terms and conditions and for the duration of each such Assigned Contract.

         (h) Responsibility for Contracts on or before the Effective Date. Sellers shall indemnify and hold Buyers harmless from and against any and all costs, claims, judgments, assessments, deficiencies, penalties and interest, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements), together with any such costs or expenses to investigate the same or enforce the provisions hereof arising out of, based upon or resulting from the non-performance or defective performance of the Assigned Contracts up to and including the Effective Date.

     2.10 Deliveries in the Context of the Effective Date. The parties confirm the following:ontext of the Effective Date

         (a) the Sellers will use their best efforts and take all action as may be reasonably necessary to put the Buyers in ownership, possession, and operating control of the Acquired Assets.

         (b) the Sellers will execute, acknowledge (if appropriate), and deliver to the Buyers (i) the deeds relating to any of the Acquired Assets, properly endorsed, (ii) assignments of the Sellers (or any of their Subsidiaries') Permits, leases, Digital Video Group Intellectual Property and Contracts included in the Acquired Assets (including Digital Video Group Intellectual Property transfer documents) and any third party consents necessary, to such assignments described in this clause (ii), (iii) the Transfer Documents, and
(iv) such other instruments of sale, transfer, conveyance, and assignment as the Buyers and their counsel may reasonably request; and

         (c) the Buyers and the Sellers shall deliver or cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

     At any time, and from time to time after the Effective Date, at the reasonable request of the Buyers and without further consideration, the Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyers may reasonably determine is necessary to transfer, convey and assign to the Buyers, and to confirm the Buyers' title to or interest in the Acquired Assets, to put the Buyers in actual possession and operating control thereof and to assist the Buyers in exercising all rights with respect thereto.

     At any time, and from time to time after the Effective Date, at the reasonable request of the Sellers and without further consideration, the Buyers will execute and deliver such other instruments of assumption and confirmation and take such action as Sellers may reasonably determine is necessary to assume the Assumed Liabilities and all obligations with respect thereto.


                                   ARTICLE III

            REPRESENTATIONS, WARRANTIES AND GUARANTEES OF THE SELLERS

     With respect to this Article III the term "Sellers" shall refer to the Sellers and their Subsidiaries (to the extent involved in the Business) taken together as a whole. The Sellers hereby represent, warrant and guarantee to the Buyers, subject to such exceptions as are specifically set forth in the disclosure schedules (referencing the appropriate section and paragraph numbers, if appropriate) supplied by the Sellers to the Buyers (the "Schedules") as of the Effective Date hereof, as follows:

     3.1 (a) Organization of Miro. Miro is duly organized, and validly existing under the laws of Germany. Miro has the corporate power to own its properties and to carry on its business as now being conducted. Miro is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Miro has delivered a true and correct copy of its respective documents which under its proper law are equivalents of a memorandum and/or certificate of incorporation and by laws and an actual excerpt from the Commercial Register, as amended to date (the "Charter"). Section 3.1(a) of the Schedules lists the Managing Directors and Procurists [other titles] of Miro and the members of the Supervisory Board of Miro. The operations now being conducted by Miro have not been conducted under any other name.

         (b) Organization of Miro U.S.. Miro U.S. is duly organized, and validly existing under the laws of the state of California. Miro U.S. has the corporate power to own its properties and to carry on its business as now being conducted. Miro U.S. is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Miro U.S. has delivered a true and correct copy of its bylaws and Articles of Incorporation. Section 3.1(b) of the Schedules lists the Executive Officers and members of the Board of Directors of Miro U.S. The operations now being conducted by Miro U.S. have not been conducted under any other name.

         (c) Organization of Miro U.K.. Miro U.K. is duly organized, and validly existing under the laws of the United Kingdom. Miro U.K. has the corporate power to own its properties and to carry on its business as now being conducted. Miro U.K. is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Miro U.K. has delivered a true and correct copy of its Memorandum of Association. Section 3.1(c) of the Schedules lists the Executive Officers and members of the [Board of Directors of Miro U.K.]. The operations now being conducted by Miro U.K. have not been conducted under any other name.

     3.2 Acquired Subsidiaries.

         (a) Schedule 3.2(a) sets forth the unaudited balance sheets of each Acquired Subsidiary as of June 30, 1997 (each a "Acquired Subsidiary Balance Sheet"). Each Acquired Subsidiary Balance Sheet is correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other, except that they do not contain footnotes as required by GAAP. Each Acquired Subsidiary Balance Sheet presents fairly the financial condition, operating results and cash flows of the Acquired Subsidiary as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance.

         (b)  Except  as set  forth  in  Schedule  3.8,  none  of  the  Acquired
Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which (i) has not been reflected in the relevant Acquired Subsidiary Balance Sheet, or (ii) is material to such Acquired Subsidiary, whether or not arising in the Ordinary Course of Business.

         (c) Except as set forth on Schedule 3.14, none of the Acquired Subsidiaries is party to any agreement, contract or commitment that is material to such Acquired Subsidiary.

         (d) Each Acquired Subsidiary is duly organized, and validly existing under the laws of its respective jurisdiction. Each Acquired Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted. Each Acquired Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Miro has delivered a true and correct copy of the respective organizational documents of each Acquired Subsidiary which under its proper law are equivalents of a memorandum and/or certificate of incorporation and by laws and, as relevant, an actual excerpt from the Commercial Register, as amended to date (the "Charter"). Schedule 3.2(d) lists the Managing Directors, executive officers and members of the Board of Directors [other titles] of each Acquired Subsidiary.

         (e) Each of the Acquired Subsidiaries has a positive net worth.

     3.3 Organization of Subsidiaries. Each Subsidiary of Miro is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each Subsidiary of Miro has the corporate power to own its properties and to carry on its business as now being conducted. Each Subsidiary of Miro is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect. Miro has delivered a true and correct copy of each of its Subsidiaries' charter documents and Bylaws (or like document), each as amended to date, to Buyers. Schedule 3.3 sets forth for each Subsidiary of Miro (i) its name and jurisdiction of incorporation or formation, (ii) the number of shares of authorized capital stock of each class of its capital stock or other securities, (iii) the number of issued and outstanding shares of each class of its capital stock or other securities, (iv) the number of shares of its capital stock held in treasury and (v) its directors and officers. The operations now being conducted by the Subsidiaries of Miro have not been conducted under any other name. Other than the Subsidiaries identified on Schedule 3.3, Miro does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity. All of the issued and outstanding shares of capital stock of each Acquired Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All of the shares of capital stock of the Acquired Subsidiaries are owned of record and beneficially by Miro. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Acquired Subsidiary is a party or by which it is bound obligating any Acquired Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of such Acquired Subsidiary or obligating such Acquired Subsidiary, as the case may be, to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Acquired Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of any Acquired Subsidiary.

     3.4 Authority. Each of the Sellers has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which a it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of the Sellers and no further action is required on its part to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which any Seller is a party have been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of such Seller enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.5 No Conflict. Except as set forth in Schedule 3.5, the execution and delivery of this Agreement and any Related Agreements to which it is a party by any of the Sellers do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the charter documents or Bylaws (or their equivalent) of any such Seller, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which any such Seller is subject and that relate to the Acquired Assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any such Seller or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the ability of any such Seller to consummate the transactions contemplated hereby and thereby.

     3.6 Consents. Except as set forth in Schedule 3.5, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other U.S. or German federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Sellers included in the Acquired Assets (so as not to trigger any Conflict), is required by or with respect to the Sellers in connection with the execution and delivery of this Agreement and any Related Agreements to which any of the Sellers is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby.

     3.7 Financial Statements. Schedule 3.7 sets forth an audited summary consolidated balance sheet of Miro as at December 31, 1995 and 1996 (the "Audited Financials"), and an unaudited summary consolidated balance sheet of Miro as at June 30, 1997 (the "Unaudited Financials"). The Audited Financials and the Unaudited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other, except that the Unaudited Financials do not contain footnotes as required by GAAP. The Unaudited Financials present fairly the financial condition, operating results and cash flows of Miro as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. At the Effective Date, Miro's current assets on a consolidated basis including all Subsidiaries will be equal to or greater than its total liabilities on a consolidated basis including all Subsidiaries as determined in accordance with GAAP.

     3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8, none of the Sellers has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which (i) has not been reflected in the Most Recent Balance Sheet, or (ii) has not arisen in the Ordinary Course of Business consistent with past practices since June 30, 1997.

     3.9 No Changes. Except as set forth in Schedule 3.9, since June 30, 1997, there has not been, occurred or arisen any:

         (a) transaction by any Seller relating to the Acquired Assets except in the Ordinary Course of Business;

         (b) amendments or changes to the Charter of Miro or the organizational documents of the Miro U.S., Miro U.K. or the Acquired Subsidiaries;

         (c) capital expenditure or commitment by any Seller relating to the Acquired Assets exceeding $30,000 individually or $100,000 in the aggregate.

         (d) destruction of, damage to or loss of any material assets of any Seller (whether or not covered by insurance);

         (e) notification by any customer of the Business of termination of its relationship with any Seller (except for customers generating less than $15,000 in revenues during the 12 months ended June 30, 1997);

         (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

         (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by any Seller;

         (h) revaluation by any Seller of any of the Acquired Assets;

         (i) declaration, setting aside or payment of a dividend or other distribution with respect to the Miro Capital Stock or the capital stock of Miro U.S., Miro U.K., or any Subsidiary of any Seller or any direct or indirect redemption, purchase or other acquisition by any Seller of any of its capital stock;

         (j) increase in the salary or other compensation payable or to become payable by any Seller to any of the Key Employees, or the declaration, payment or commitment or obligation of any kind for the payment, by any Seller, of a bonus or other additional salary or compensation to any such person;

         (k) any agreement, contract, lease or commitment relating to the Acquired Assets (each a "Sellers' Agreement") or any extension or modification the terms of the Sellers' Agreement which (i) involves the payment of greater than $25,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any affiliate of any Seller, other than in the Ordinary Course of Business, or (iii) involves the sale of any material assets;

         (l) sale, lease, license or other disposition of any of the assets or properties relating to the Acquired Assets, or any creation of any security interest in such assets or properties, except in the Ordinary Course of Business;

         (m) amendment or termination of any material contract, agreement or license relating to the Acquired Assets to which any Seller is a party or by which it is bound;

         (n) loan by any Seller to any person or entity, incurring by any Seller of any indebtedness, guaranteeing by any Seller of any indebtedness, issuance or sale of any debt securities of any Seller or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

         (o) waiver or release of any right or claim of any Seller relating to the Acquired Assets, including any write-off or other compromise of any account receivable of any Seller;

         (p) the commencement or notice or threat of commencement of any lawsuit or proceeding relating to the Acquired Assets against any Seller or their respective affairs or any investigation relating to the Acquired Assets of which any Seller has received notice;

         (q) notice of any claim of ownership by a third party of the Digital Video Group Intellectual Property or of infringement by any Seller of any third party's Intellectual Property rights;

         (r) issuance or sale by any of any Seller of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of their respective securities;

         (s) change in pricing or royalties relating to the Acquired Assets set or charged by any Seller to its customers or licensees or in pricing or royalties set or charged by persons who have licensed to any Seller Intellectual Property used in or relating to the Acquired Assets;

         (t) any event or condition of any character that has or may have a Material Adverse Effect on any Seller; or

         (u) agreement by any Seller or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with Buyers and their representatives regarding the transactions contemplated by this Agreement).

     Since June 30, 1997, Sellers have (except as contemplated by this Agreement or to the extent that Buyers shall otherwise consent in writing) carried on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, paid the debts and Taxes relating to the Acquired Assets of the Sellers or any of their Subsidiaries when due, paid or performed other obligations when due, and, to the extent consistent with such Business, used its best efforts consistent with past practice and policies to preserve intact the Business organizations, keep available the services of the Sellers' and any of their Subsidiaries' present officers and key employees and preserve the Sellers' and any of their Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Sellers' and any of their Subsidiaries' goodwill and ongoing Businesses at the Effective Date.

     3.10. Tax Matters.

         (a) Tax Returns and Audits. Except as set forth in Schedule 3.10 of this Agreement:

               (i) Each of the Sellers as of the Effective Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Acquired Assets or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) Each of the Sellers as of the Effective Date (A) will have paid or accrued all Taxes relating to the Acquired Assets it is required to pay or accrue in accordance with the generally accepted accounting practices as in effect in Germany from time to time and (B) will have withheld and timely remitted with respect to its employees all income taxes and other Taxes relating to the Acquired Assets required to be withheld and remitted.

               (iii) None of the Sellers has been delinquent in the payment of any Tax relating to the Acquired Assets nor is there any Tax deficiency relating to the Acquired Assets outstanding, assessed or proposed against any of the Sellers, nor has any Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax relating to the Acquired Assets.

               (iv) No audit or other examination of any Return of any Seller is presently in progress, nor has any Seller been notified of any request for such an audit or other examination.

               (v) None of the Sellers has any liabilities for unpaid Taxes relating to the Acquired Assets which have not been accrued or reserved against in accordance with generally accepted accounting practices as in effect in Germany from time to time on the Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise.

               (vi) The Sellers have made available to Buyers or their legal counsel, copies of all foreign, federal and state income and all state sales and use Tax Returns filed for all years as to which any applicable statute of limitations has not expired.

               (vii) There are no Liens of any sort on the Acquired Assets relating to or attributable to Taxes other than Liens for taxes not yet due and payable nor will the transfer of the Acquired Assets trigger a secondary tax liability for any of the Buyers.

               (viii) There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on any Acquired Asset.

               (ix) As of the Effective Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of any Seller involved in the Business that, individually or collectively, could give rise to the payment of any amount that would not be deductible by such as an expense under applicable law.

               (x)  None  of  the   Sellers  is  a  party  to  a  tax   sharing,
indemnification or allocation agreement nor does any Seller owe any amount under any such agreement.

               (xi) Each Seller's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on such Seller's tax books and records.

         (b) Executive Compensation Tax. None of the Sellers has, nor will have as a result of the transactions contemplated by this Agreement, any liabilities for Taxes as a result of the amount of remuneration paid or to be paid to its respective executive employees.

     3.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which any Seller is a party or otherwise binding upon such Seller which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of such Seller with respect to the Business, any acquisition of property (tangible or intangible) by such Seller relating to the Business or the conduct of the Business by such Seller. None of the Sellers has entered into any agreement under which it is restricted from providing services to customers or potential customers or any class of customers of the Business, in any geographic area, during any period of time or in any segment of the market.

     3.12 Title of Assets; Condition of Equipment.

         (a) The Sellers have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, and the power to sell the Acquired Assets being sold by them free and clear of any Liens as of the Effective Date.

         (b) Schedule 3.12(b) lists all material items of equipment (the "Equipment") leased by the Sellers and used in or necessary for the manufacture, distribution and marketing of the Digital Video Group Assets and such Equipment is, taken as a whole, (i) adequate for the conduct of the Business as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

         (c) The Sellers have sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to current and former customers of the Business (the "Customer Information") as of the Effective Date.

     3.13 Intellectual Property.

         (a) Schedule 3.13(a) list all items of United States, German, European and/or foreign: (i) patent and patent applications relating to the Acquired Assets; (ii) registered trademarks and trademark applications relating to the Acquired Assets; (iii) registered copyrights and applications for copyright registration relating to the Acquired Assets, if any, and all other rights corresponding thereto throughout the world; (iv) mask work registrations and applications to register mask works relating to the Acquired Assets; and (v) any other Digital Video Group Intellectual Property that is the subject of an application, certificate or registration issued by any state, government or other public legal authority, and all other rights corresponding thereto throughout the world; (vi) and all other items of Intellectual Property which are not required to be registered and, in particular, software.

         (b) The registrations of the Digital Video Group Intellectual Property listed on Schedule 3.13(a) are valid and subsisting, all necessary registration and renewal fees in connection with such registrations have been made and all necessary documents and certificates in connection with such registrations have been filed with the relevant patent, copyright and trademark authorities in the United States, Germany, the European Trademark Authority and/or other foreign authorities for the purposes of maintaining such Intellectual Property registrations and all items of Intellectual Property listed on Schedule 3.13(a)(vi) enjoy valid and subsisting copyright protection.

         (c) The contracts, licenses and agreements listed on Schedule 3.13(c) include all contracts, licenses and agreement, to which any of the Sellers is a party with respect to any Digital Video Group Intellectual Property with a value or cost in excess of $10,000, other than "shrink wrap" and similar commercial end-user licenses.

         (d) The contracts, licenses and agreements listed on Schedule 3.13(c) and included in the Acquired Assets are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed on Schedule 3.13(c) and included in the Acquired Assets. Each of the Sellers is in compliance with, and has not breached any material term of, the contracts, licenses and agreements listed on Schedule 3.13(c) and included in the Acquired Assets, and, to the Knowledge of the Sellers, all other parties to the contracts, licenses and agreements listed on Schedule 3.13(c) and included in the Acquired Assets are, in compliance with, and have not breached any material term of, the contracts, licenses and agreements. Following the Effective Date, the Buyers will be permitted to exercise all of the Sellers' rights under the contracts, licenses and agreements listed in Schedule 3.13(c) and included in the Acquired Assets without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Sellers would otherwise be required to pay.

         (e) Except as set forth in Schedule 3.13(e), none of the Sellers has granted to any Person, nor authorized any Person to retain, any rights in the Digital Video Group Intellectual Property.

         (f) Except as set forth on Schedule 3.13(f), each of the Sellers has good and exclusive title to each item of Digital Video Group Intellectual Property listed on Schedule 3.13(a), free and clear of any Lien or encumbrance.

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

         (g) The operation of the Business as it currently is conducted or is reasonably contemplated to be conducted, including the design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, does not infringe the Intellectual Property of any other person.

         (h) None of the Sellers has received notice from any person that the operation of the Business by such Seller, including its design, development, manufacture and sale of the Products and provision of services, infringes the Intellectual Property of any person.

         (i) The Sellers own or have the right to use all Digital Video Group Intellectual Property necessary to the conduct of the Business as it is currently conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture and sale of all Products currently manufactured or sold by the Sellers or under development by the Sellers. The exclusive rights to exploit and use all software (or other "works" in the meaning of the German Copyright Act) developed by employees of any Seller and its Subsidiaries or by freelance persons commissioned by such Seller or its Subsidiaries have been validly transferred to such Seller to the greatest extent legally permissible.

         (j) Schedule 3.13(j) lists all contracts, licenses and agreements included in the Acquired Assets between any Seller and any other person wherein or whereby such Seller has agreed to, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by such Seller or such other Person of the Intellectual Property rights of any other person.

         (k) Except as listed on Schedule 3.13(k), there are no contracts, licenses and agreements between any Seller and any other person with respect to Digital Video Group Intellectual Property which there is any dispute known to such Seller regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by such Seller thereunder.

         (l) Except as listed on Schedule 3.13(l), to the Knowledge of the Sellers, no person is infringing or misappropriating any of the Digital Video Group Intellectual Property.

         (m) Except as listed on Schedule 3.13(m), to the Knowledge of the Sellers, there are no claims asserted against any of the Sellers or against any customer of any of the Sellers, related to any Product or to the Business.

         (n) No Digital Video Group Intellectual Property right or Product is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by any of the Sellers.

         (o) Each of the Sellers has, and enforces, a policy requiring each employee and contractor of such Seller to execute proprietary information and confidentiality agreements substantially in such Seller=s standard forms and all current and former employees and contractors of such Seller have executed such an agreement.

     3.14 Agreements, Contracts and Commitments. Schedule 3.14 lists the following contracts and agreements related to the Acquired Assets to which any of the Sellers is a party:

         (a)  any  collective  bargaining  agreement,   and/or  shop  agreements
(Betriebsvereinbarungen),

         (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

         (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements (other than standard employment obligations imposed by the laws of Germany),

         (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

         (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

         (f) any fidelity or surety bond or completion bond,

         (g) any lease of personal property having a value individually in excess of $10,000,

         (h) any agreement of indemnification or guaranty, other than as set forth in agreements listed on Schedule 3.14(b),

         (i) any agreement, contract or commitment containing any covenant limiting the freedom of any of the Sellers to engage in any line of business or to compete with any person,

         (j)  any  agreement,   contract  or  commitment   relating  to  capital
expenditures and involving future payments in excess of $10,000,

         (k) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business,

         (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

         (m) any purchase order or contract for the purchase of materials involving $100,000 or more (except for purchase orders or contracts entered into in the ordinary course of business),

         (n) any construction contracts,

         (o) any distribution, joint marketing or development agreement, or

         (p) any other agreement, contract or commitment that involves $75,000 or more or is not cancelable without penalty within thirty (30) days.

     The Sellers have delivered (or caused to be delivered) to the Buyers a correct and complete copy of each contract listed on Schedule 3.14. Each of the Sellers is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment included in the Acquired Assets to which it is a party or by which it is bound (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.14, is not subject to any default thereunder of which any of the Sellers is aware by any party obligated to any of the Sellers pursuant thereto. The Sellers have obtained, or will obtain prior to October 31, 1997, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Acquisition or to remain in effect without modification after the Effective Date, a list of which is set forth in Schedule 3.14. Following the Effective Date, Buyers will be permitted to exercise all of the Sellers rights under the Contracts without payment of additional amounts or consideration other than ongoing fees, royalties or payments which the Sellers would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     3.15 Interested Party Transactions. Except as listed in Schedule 3.15, no Managing Director, Procurist, Supervisory Board member, Director or shareholder of any Seller (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products relating to the Business that the Sellers furnish or sell, or propose to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Sellers, any goods or services relating to the Business or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.15.

     3.16 Governmental Authorization. Schedule 3.16 accurately lists each consent, license, permit, grant or other authorization issued to any of the Sellers by a Governmental Entity (i) pursuant to which the Sellers currently operates or holds any interest in any of the Digital Video Group Assets or (ii) which is required for the operation of the Business or the holding of any such interest (herein collectively called "Sellers' Authorizations"). The Sellers' Authorizations are in full force and effect and constitute all Sellers' Authorizations required to permit the Sellers to operate or conduct the Business or hold any interest in its properties or assets.

     3.17 Litigation. There is no action, suit or proceeding of any nature pending or, to the Sellers' Knowledge, threatened against any of the Sellers, its properties or any of its officers or directors, nor, to the Knowledge of any of the Sellers, is there any reasonable basis therefor which could give rise to any Liability relating to the Acquired Assets. There is no investigation pending or, to the Sellers Knowledge, threatened against any of the Sellers, its properties or any of its officers or directors (nor, to the best Knowledge of any of the Sellers, is there any reasonable basis therefor) by or before any Governmental Entity which could give rise to any Liability relating to the Acquired Assets. No Governmental Entity has at any time challenged or questioned the legal right of any of the Sellers to manufacture, offer or sell any of the Products or related services in the present manner or style thereof.

     3.18 Accounts Receivable; Inventory.

         (a) All accounts receivable of the Sellers included in the Acquired Assets ("Accounts Receivable") arose in the Ordinary Course of Business, are carried at values determined in accordance with GAAP consistently applied. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

         (b) All of the Inventory reflected on the Audited Financials and Unaudited Financials and the Sellers' books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Sellers' regular inventory practices and are set forth on the Sellers' books and records in accordance with the practices and principles of the Sellers consistent with the method of treating said items in prior periods. None of the Inventory of the Sellers reflected on the Audited Financials and Unaudited Financials or on the Sellers' books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Sellers reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of Inventory on the Audited Financials and Unaudited Financials conforms to GAAP and such Inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

     3.19 Environmental Matters.

         (a) Hazardous Material. None of the Sellers has (i) operated any underground storage tanks at any property that such Seller has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of any of the Sellers or, to the Sellers' Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property,

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


including the land and the improvements, ground water and surface water thereof, that any of the Sellers has at any time owned, operated, occupied or leased.

         (b) Hazardous Materials Activities. None of the Sellers has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Date, nor has any Seller disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

         (c) Permits. Each of the Sellers currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental
Permits") necessary for the conduct of such Seller's Hazardous Material Activities and other businesses of such Seller as such activities and businesses are currently being conducted.

         (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge for any Seller, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Sellers. None of the Sellers is aware of any fact or circumstance which could involve the Sellers in any environmental litigation or impose upon the Sellers any environmental liability.

     3.20 Brokers' and Finders' Fees; Third Party Expenses. None of the Sellers has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.21 Employee Benefit Plans and Compensation.

         (a) For purposes of this Section 3.21, the following terms shall have the meanings set forth below:

               (i) "Employee" shall mean any current, former, or retired employee, officer, or director of any of the Sellers involved in the Business.

               (ii)  "Employee   Agreement"  shall  refer  to  each  employment,
severance, consulting or similar agreement or contract between any of the Sellers and any Employee involved in the Business.

               (iii) "Employee Plan" shall refer to any plan, program, policy, practice (including "Betriebliche Ubung"), contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by any of the Sellers for the benefit of any Employee, and pursuant to which any of the Sellers has or may have any material liability, contingent or otherwise.

         (b) Except as set forth on Schedule 3.21, following the Effective Date, Buyers will not have any liabilities, responsibilities or obligations to the Sellers or to any Affiliate of the Sellers, or to any current, retired, former or inactive Employee of the Sellers with respect to any Employee Plan or Employee Agreement. This applies in particular to the 1995 Option Plan which was validly closed and terminated under German law on or before the Effective Date.

         (c) Each of the Sellers has complied with, and will comply through the Effective Date, (i) with all applicable notice and continuation requirements of COBRA and the regulations thereunder applicable to any ERISA Benefit Plan, (ii) with all applicable [German labor and employment laws] applicable to any Employee Plan or Employment Agreement except where the failure of such compliance would not individually or in the aggregate have a Material Adverse Effect on such Seller.

         (d) Each Seller, in its conduct of the Business, has complied in all respects, and will comply through the Effective Date, with all applicable laws respecting employment and employment practices, safety and training, terms and conditions of employment, and wage and hour laws, except where the failure of such compliance would not individually or in the aggregate have a Material Adverse Effect on such Seller.

         (e) Immediately following the Effective Date, Buyers will have no obligation to maintain or to provide post-retirement health or medical benefits for current, retired, former or inactive Employees of any of the Sellers under any Employee Plan or Employment Agreement.

     3.22 Insurance. Schedule 3.22 lists all insurance policies and fidelity bonds covering the Digital Video Group Assets, the Equipment and properties, operations, employees, officers and directors of the Sellers relating to the Acquired Assets. There is no claim by the Sellers pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Sellers is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). None of the Sellers has Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.23 Compliance with Laws. Each of the Sellers has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where the failure of such compliance would not individually or in the aggregate have a Material Adverse Effect on such Seller.

     3.24 Third Party Consents. Except as set forth on Schedule 3.24, no consent or approval is needed from any third party in order to effect the Acquisition or any of the transactions contemplated by this Agreement.

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


     3.25 Warranties; Indemnities. Except for general conditions of sale used by the Sellers in the Ordinary Course of Business, no warranty or indemnity has been given by the Sellers. Schedule 3.25 indicates all warranty and indemnity claims in excess of $10,000 made against the Sellers relating to the Digital Video Group Assets.

     3.26 Affiliated Transactions. Except as set forth on Schedule 3.26, no Affiliate of any Seller owns any asset, tangible or intangible, which is used in the Business.

     3.27 Government Contracts. Except as set forth on Schedule 3.27, none of the Sellers has been or is a party to any contract or arrangement with any government agency relating to the Business.

     3.28 Distributors, Customers, and Suppliers. Schedule 3.28 sets forth a complete and accurate list of (a) the ten largest distributors for the Products (based on sales volume over the 12 months ended June 30, 1997) and indicates any existing contractual arrangements with each such distributor, and (b) all suppliers of significant materials or services to the Business. All distributorship agreements relating to the Business which grant exclusive rights to the distributor are terminable at the election of the Sellers on not more than 60 days notice.

     3.29 No Illegal Payments, Etc. To the Knowledge of the Sellers, none of the Sellers nor any of their respective officers, employees, agents or Affiliates has: (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was or is in a position to help or hinder the Business (or assist in connection with any actual transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which may subject the Sellers to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the noncontinuation of which has had or might have, individually or in the aggregate, an adverse impact on the Business, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     3.30  Product  Warranties;  Defects;  Liability.  Except  as set  forth  on
Schedule 3.30, each Product manufactured, sold, leased, or delivered by the Sellers has been in conformity with all applicable contractual commitments and all express and implied warranties, and, to the best of Sellers' knowledge, the Sellers has no Liability (and, to the Knowledge of the Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet. No Product manufactured, sold, leased, or delivered by the Sellers is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease or beyond that implied or imposed by applicable law

     3.31 Complete Copies of Materials. The Sellers have delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Buyers or their counsel.

     3.32 Board Approval. The Board of Directors of Miro and the Boards of Directors (or the equivalent body) of Miro U.S. and Miro U.K. have, as of the date of this Agreement (i) determined that the Acquisition is in the bests interests of the shareholders of the Sellers and (ii) recommended that the shareholders of the Sellers approve this Agreement and the Acquisition.

     3.33 Acquisition Entirely for Own Account. This Agreement is made with the Sellers in reliance upon Sellers' representation to Buyers, which by execution of this Agreement each of the Sellers hereby confirms, that the shares of Pinnacle Common Stock to be acquired by such Seller will be acquired for investment for the Seller's account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Pinnacle Common Stock.

     3.34 Reliance on Sellers' Representations. Each of the Sellers understands that the shares of Pinnacle Common Stock being issued to such Seller are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2)thereof, and that the Buyers' reliance on such exemption is based on such Seller's representations set forth herein.

     3.35 Receipt of Information. Each of the Sellers believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the shares of Pinnacle Common Stock. Each of the Sellers further represents that it has had an opportunity to ask questions and receive answers from Buyers regarding the business, properties, prospects and financial condition of the Buyers and to obtain additional information (to the extent the Buyers possessed such information and could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Buyers in Article IV of this Agreement or the right of each Seller to rely thereon.

     3.36 Investment Experience. Each of the Sellers is experienced in evaluating and investing in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable or evaluating the merits and risks of the investment in the Pinnacle Common Stock.

     3.37 Restricted Securities. Each of the Sellers understands that the Pinnacle Common Stock being issued pursuant to this Agreement may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an exemption from registration under the Securities Act, the shares of Pinnacle Common Stock issued to such Seller must be held indefinitely. To the extent applicable, each certificate or other document evidencing shares of Pinnacle Common Stock issued to such Seller shall be endorsed with the restrictive legend set forth in Section 6.14.

     3.38  Entire  Assets.   The  Acquired  Assets  do  not  constitute  all  or
substantially  all of the assets  owned and held by the Seller for  purposes  of
Section 419 of the German Civil Code.

     3.39 Representations Complete. None of the representations, warranties or guarantees made by the Sellers (as modified by the Schedules), nor any statement made in any Schedule or certificate furnished by the Sellers pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Acquisition contains or will contain at the Effective Date, any untrue statement of a material fact, or omits or will omit at the Effective Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

     Buyers represent and warrant to the Sellers as follows:

     4.1 Organization of Buyers. Each of Pinnacle, German Sub and U.K. Sub are duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporation or formation. Dutch Sub is duly organized and validly existing as a limited partnership under the laws of the Netherlands.

     4.2 Authority for Agreement. Each of Pinnacle, German Sub and U.K. Sub has all requisite corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Dutch Sub has [partnership power] and authority to enter into this Agreement and the Related Agreements to which is it a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby (including the issuance of shares of Pinnacle Common Stock in connection with the Initial Payment and the Earnout Payment) and thereby have been duly authorized by all necessary corporate action on the part of each of Pinnacle, German Sub and U.K. Sub, as the case may be, and all [partnership action required by] Dutch Sub. This Agreement has been duly executed and delivered by each of Pinnacle, German Sub, Dutch Sub and U.K. Sub and constitutes, and the Related Agreements, when duly executed and delivered by Sellers, will constitute, the valid and binding obligations of each of Pinnacle, German Sub, Dutch Sub and U.K. Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.3 Adequate Resources. Each of the Buyers has adequate financial resources to discharge its financial obligations set forth in this Agreement.

     4.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any provision of the respective  charters or bylaws of the Buyers or
(ii) Conflict with any material agreement, contract, lease, license, instrument, or other arrangement to which any of the Buyers is a party or by which it is bound or to which any of its assets is subject except for such Conflicts which would not have a Material Adverse Effect on such Buyer. None of the Buyers needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties hereto to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above).

     4.5 Brokers' Fees. None of the Buyers has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

     4.6 Consents. No consent or approval of any Person is required in connection with the acquisition by the Buyers of any of the Acquired Assets or the payment by the Buyers of the Purchase Price.

     4.7 SEC Filings; Financial Statements.

         (a) Buyers have made available to Sellers a complete and correct copy of each report, schedule, registration statement and definitive proxy statement filed by Pinnacle with the SEC on or after June 30, 1996 and prior to the date of this Agreement (the "SEC Reports"), which are all the forms, reports and documents required to be filed by Pinnacle with the SEC since January 1, 1997. The SEC reports (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of Pinnacle is required to file any reports or other documents with the SEC.

         (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports or contained in Buyer's earnings announcement of July 16, 1997 was prepared or was derived from consolidated financial statements prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Pinnacle and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to adjustments which were not or are not expected to be material in amount.

     4.8 Validity of Shares. The shares of Pinnacle Common Stock issuable in connection with the Initial Payment when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement will be duly and validly issued, fully paid and nonassessable. The shares of Pinnacle Common Stock issuable in connection with the Earnout Payment have been reserved, and assuming such shares of Pinnacle Common Stock are issued to the Sellers, will be duly and validly issued, fully paid and nonassessable.

     4.9 Material Adverse Effect. Since March 31, 1997 at all times up to the date of this Agreement, except as disclosed by the Buyers in reports filed with the SEC, there has not been any event or condition of any character that has or may have a Material Adverse Effect on any of the Buyers.


                                    ARTICLE V

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     The parties hereto agree as follows:

     6.1 Shareholder  Approval.  The  Extraordinary  General Meeting of the Miro
convened on August 28, 1997 approved with the affirmative vote of all shareholders this Agreement and the transactions contemplated hereby. A certified copy of the notarized minutes of such meeting is enclosed as Schedule
6.1. Each of Miro U.S. and Miro U.K. have obtained shareholder approval for the transactions contemplated hereby.

     6.2 Employment and Non-Competition Agreement. Georg Blinn and the Buyer have executed and delivered an Employment and Non-Competition Agreement which was approved by the Supervisory Board of Miro. Copies of such Agreement and of such approval are enclosed as Schedule 6.2.

     6.3 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any due diligence investigation by or on behalf of the Buyers, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Confidentiality Agreement.

     6.4 Expenses. Except as contemplated in the last sentence of this Section 6.4, whether or not the Acquisition is consummated, all fees and expenses incurred in connection with this Agreement and the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party

Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that, subject to the last sentence of
Section 2.7, Sellers shall pay all sales and other taxes that may be imposed by reason of the transactions contemplated hereby in the United States, Germany or elsewhere pursuant to Section 2.7. The Buyers shall pay all fees and expenses incurred by the Sellers' independent public accountants in connection with preparing any audit of the Business that will be required to satisfy the Buyers' public reporting obligations.

     6.5 Announcements. Upon execution of this Agreement, Pinnacle and the Sellers will each issue a press announcement concerning the transactions contemplated hereby, which announcements shall be approved by Pinnacle and the Sellers. Neither party shall issue any other statement or communication to any third party (other than their respective agents) regarding the transaction, including, if applicable, its termination and the reasons therefore, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Pinnacle's and Sellers' obligations to comply with applicable securities laws.

     6.6 Consents. The Sellers shall use their best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Acquisition (all of such consents, waivers and approvals are set forth in Schedule 3.14) so as to assign all rights of, and benefits to, the Buyers thereunder.

     6.7 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     6.8 Notification of Certain Matters. The Sellers shall give prompt notice to Buyers of any failure of the Sellers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice. The Buyers shall give prompt notice to the Sellers of any failure of the Buyers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available the party receiving such notice.

     6.9 Employee Matters.

         (a) Subject and subsequent to the Effective Date, Buyers intend to employ approximately 100 employees of the Business who are currently employed at Miro's

Braunschweig facility (such employee to be employed by the Buyers referred to collectively as "Continuing Employees"). The Sellers will use its commercially reasonable efforts to assist Buyers in obtaining the continuing employment after the Effective Date of each of the Continuing Employees.

         (b) The Sellers and the Buyers hereby acknowledge that the transfer of employees to the Buyers contemplated hereby is one to which Section 613 of the German Civil Code (the "Regulations") applies and accordingly from the Effective Date the Buyers shall continue that employment on terms and conditions in accordance with the requirements of the Regulations and the Sellers shall not prior to the Effective Date take any step to terminate the contract of employment of any Continuing Employee.

         (c) The Sellers undertakes to comply fully prior to Effective Date with all consultation and other requirements of the Regulations, including without limitation consultation of the workers' representatives and any other formalities required including authorizations that may be required of any Governmental Entity.

         (d) All Employees who are employed by an Acquired Subsidiary as of the Effective Date shall remain employees of such Acquired Subsidiary. All Continuing Employees employed by the Sellers or any Subsidiary of the Sellers (other than an Acquired Subsidiary) as of the Effective Date shall become employees of German Sub. All other Continuing Employees not covered by the previous three sentences shall be hired by Pinnacle.

     6.10 Pre-Effective Date Tax Returns. The Sellers shall file all Returns in accordance with applicable law and pay all Taxes due on or prior to the Effective Date.

     6.11 Covenant Not to Compete or Solicit.

         (a) For a period commencing on the Effective Date and ending three years later (the "Non-Competition Period"), the Sellers (and its successors and assigns) shall not (nor shall it permit any of its Subsidiaries or Affiliates) directly or indirectly, without the prior written consent of Buyers (i) engage anywhere in any capacity (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise),
(ii) have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities are registered under the Securities Act or Section 12 of the Exchange Act) or (iii) participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a "Competing Business Purpose." The term Competing Business Purpose shall mean any business that competes directly or indirectly with the Business or with the business of the Buyers.

         (b) During the Non-Competition Period, the Sellers (and its respective successors and assigns) shall not (nor shall it permit any of its Subsidiaries or Affiliates to) solicit or encourage any employee of Buyers (or its consolidated subsidiaries) to terminate his or her employment with Buyers (or its consolidated subsidiaries).

         (c) In the event that the provisions of this Section 6.11 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

         (d) The Sellers acknowledges that (i) the goodwill associated with the Business and customer relationships prior to the Acquisition is an integral component of the value of the Business to Buyers and is reflected in the Purchase Price for the Acquisition to be received by the Sellers and (ii) the Sellers' Agreements as set forth herein are necessary to preserve the value of the acquired Businesses including their goodwill and customer relationships, for Buyers following the Acquisition. The Sellers also acknowledges that the limitations of time, geographic scope and scope of activity agreed to in this Agreement are reasonable because, among other things, (i) the Sellers and its Subsidiaries and Buyers are engaged in a highly competitive industry, (ii) management of the Sellers and its Subsidiaries has unique access to, and will continue to have access to, the trade secrets and know-how of the Sellers and its Subsidiaries, including without limitation the plans and strategy (and, in particular, the competitive strategy) of the Sellers and its Subsidiaries and
(iii) the Sellers is receiving significant consideration in connection with the Acquisition.

         (e) Equitable Remedy. The Sellers agrees that it would be impossible or inadequate to measure and calculate the Buyers' damages from any breach of the covenants set forth in this Section 6.11. Accordingly, the Sellers agrees that if it breaches any provision of this Section 6.11, Buyers will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The Sellers further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. The Sellers hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance.

         (f) The Sellers agrees to use commercially reasonable efforts to assist Buyers in obtaining from each Key Employee the execution and delivery of a Noncompetition Agreement in the form attached hereto as Exhibit F.

     6.12 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     6.13 Quarterly Statements of Operating Profit, Revenues and Expenses. Within 30 calendar days of the end of each calendar quarter within the Earnout Period, Buyers will provide Sellers with a Statement of Operating Profit, Revenues and Expenses prepared in accordance with the accounting principles and procedures provided for in Section 2.6(c)(i) above.

     6.14 Compliance with Securities Laws.

         (a) Each of the Sellers has been advised that the shares of Pinnacle Common Stock issued to the Sellers pursuant to the Acquisition will be issued as securities to the Sellers in a private placement transaction exempt from the registration requirements of the U.S. Securities Act by virtue of Regulation D thereunder, and may not be offered or sold except pursuant to an exemption or pursuant to an effective registration statement under the Securities Act. The Sellers accordingly agrees not to sell, transfer or otherwise dispose of any shares of Pinnacle Common Stock issued to the Sellers pursuant to this Agreement unless such sale, transfer or other disposition is made (w) in conformity with the requirements of Rule 144 promulgated under the Securities Act, or (x) pursuant to a resale registration statement on Form S-3 filed by Pinnacle with the SEC which is then in effect; or (y) upon delivery to Pinnacle of a written opinion of counsel, reasonably acceptable to Pinnacle in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act, or (z) an authorized representative of the SEC shall have rendered written advice to the Sellers wishing to effect such sale, transfer or other disposition (sought by the Sellers or counsel to the Sellers, with a copy thereof and of all other related communications delivered to Pinnacle) to the effect that the SEC would take no action or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition, if consummated.

         (b) Pinnacle will give stop transfer instructions to its transfer agent with respect to any shares of Pinnacle Common Stock received by the Sellers pursuant to the Acquisition and there will be placed on each certificate representing such shares of Pinnacle Common Stock, or, any substitutions therefor, legends stating in substance:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE
         REGISTRATION THEREOF, OR EXEMPTION THEREUNDER, UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT.

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Pinnacle agrees to so instruct its transfer agent at such time as registration statement covering such shares is effective, or at the request of the Sellers when one or more of the conditions set forth in clauses (w), (x), (y) and (z) of subparagraph (a) hereof shall have occurred.

     6.15 Rent Agreement. German Sub and Miro have entered into the Rent Agreement a copy of which is enclosed as Exhibit B.

     6.16 Certificate of the Buyer. Seller has been provided with an Officer's certificate, a copy of which is enclosed as Exhibit G-1, executed on behalf of Buyer to the effect that, as of the Effective Date;

         (a) all representations and warranties made by the Buyer in this Agreement are true and correct in all material respects; and

         (b) all covenants and obligations of this Agreement to be performed by the Buyer on or before such date have been so performed in all material respects;

     6.17 Registration Rights Agreement. Pinnacle and Seller shall have entered into the Registration Rights Agreement a copy of which is attached as Exhibit C.

     6.18 Legal Opinions. Seller has received legal opinions from Wilson Sonsini Goodrich & Rosati, Professional Corporation, United States legal counsel to the Buyer, and Oppenhoff & Radler, local German counsel to the Buyer, copies of which are enclosed in Exhibit D-1.

     6.19 Certificate of the Seller. Buyer shall have been provided with a certificate, a copy of which is enclosed as Exhibit G-2, executed by the chief Executive Officer of the Seller to the effect that, as of the Effective Date;

         (a) all representations and warranties made by the Seller in this Agreement are true and correct in all material respects; and

         (b) all covenants and obligations of this Agreement to be performed by the Seller on or before such date have been so performed in all material respects;

     6.20 Legal Opinions. Buyer has received legal opinions from Venture Law Group, a Professional Corporation, United States legal counsel to the Seller, and Baker & McKenzie local German counsel to the Buyer, copies of which are enclosed in Exhibit D-2.

     6.21 Additional Agreements. Buyers shall have received from Norddeutsche Landesbank, in its capacity as fiduciary under the Pool Agreement dated as of November/December 1995, a letter regarding consent to the Acquisition and the disposition of assets by Sellers hereunder as well as a waiver of certain claims arising hereafter, a copy of which is enclosed in Schedule 6.21.

     6.22 Accounts Receivable Agreement. Miro and Pinnacle shall have entered into an agreement regarding the collection of certain accounts receivable following the Effective Date, a copy of which is enclosed on Schedule 6.22.

     6.23 Intercompany Balances. On or prior to the Effective Date, all accounts payable or other forms of debt owed by the Acquired Subsidiaries to Miro (or any Subsidiary of Miro) shall have been eliminated.

                                   ARTICLE VII

                             [INTENTIONALLY OMITTED]


                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

     8.1 Survival of Representations and Warranties. All of the representations, warranties and guarantees of the Sellers and of the Buyers contained herein or in any document certificate or other instrument required to be delivered hereunder shall survive the Effective Date and continue in full force and effect until 5:00 p.m., P.S.T. on the date twelve (12) months after the Effective Date, except with respect to representations and warranties regarding Tax matters, which shall survive until the expiration of the applicable statute of limitations with respect thereto.

     8.2 Indemnity and Setoff for Damages.

         (a) Indemnification of Buyers. The Seller agrees to indemnify and hold Buyers (and Buyers' officers, directors, shareholders and Affiliates), harmless against all damages, claims, losses, liabilities, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses"), incurred by Buyers (and Buyers' officers, directors, or Affiliates) directly or indirectly as a result of (i) any inaccuracy or breach of a representation, warranty or guarantee of the Sellers contained in Article III herein, (ii) any failure by the Sellers to perform or comply with any covenant contained herein, or (iii) the assertion against the Buyers, the Acquired Assets or the Business of any damages created by or attributable to any unknown, undisclosed or contingent Liability of the Sellers (other than any of the Assumed Liabilities) arising out of the conduct of the Sellers or any of its Subsidiaries prior to the Effective Date. As partial security for the indemnity provided in this Section 8.2, Buyers shall have the right to set off amounts from the Earnout Payments in the manner provided in Section 8.2(f). In addition to setting off amounts from the Earnout Payment, Buyers may, at their discretion, seek indemnification for Losses directly from the Sellers in the manner and to the extent provided in Section 8.2(a), (g) and (h).

         (b) Indemnification of Sellers. The Buyers agree to indemnify and hold the Sellers (and Sellers' officers, directors, shareholders and Affiliates), harmless against all Losses incurred by the Sellers (and the Sellers' officers, directors or Affiliates) directly or indirectly as a result of (i) any inaccuracy or breach of a representation, warranty or guaranty of the Buyers contained in Article IV herein, (ii) any failure by the Buyers to perform or comply with any covenant contained herein, or (iii) the assertion against the Sellers of any damages arising out of the conduct of the Buyers or any of their Subsidiaries following the Effective Date (including, without limitation, any Assumed Liabilities).

         (c) No Effect of Due Diligence Investigation. The fact that the Buyer has conducted a due diligence examination shall not limit the liability of the Sellers for any breach of any guarantee or covenant.

         (d) Limitation on Indemnification.

               (i) Notwithstanding Section 8.2(a), (b) or (c), there shall be no right to indemnification pursuant to this Article VIII:

                       1) Unless and until Officer's Certificates identifying Losses, the aggregate of which exceeds $50,000, (the "Basket Amount") have been delivered to the indemnifying party.

                       2) With respect to any Loss for which an indemnified party has previously been indemnified pursuant to this Article VIII.

               (ii) Except for any willful or fraudulent breach of the representations, warranties, guarantees or covenants contained herein, the Buyers and Sellers hereby agree that an indemnified party's sole and exclusive recourse against an indemnifying party for any loss or claim of loss arising out of or relating to this Agreement shall be expressly limited to the indemnification provisions of this Article VIII. The Buyers and Sellers further agree that except for any willful or fraudulent breach of the representations, warranties, guarantees or covenants of the Buyers or Sellers, as the case may be, contained in this Agreement, the maximum aggregate amount of indemnification that an indemnified party may obtain from an indemnifying party for all Losses under this Agreement shall be $2,000,000.

         (e) Delivery of Officer's Certificate. In the event an indemnified party (or such indemnified party's officer, director, shareholders and affiliates) shall have incurred any Losses for which indemnification pursuant to this Article VIII is sought, such indemnified party shall deliver to the indemnifying party an Officer's Certificate signed by any officer of the indemnified party: (A) stating that the indemnified party has directly or indirectly paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, guarantee or covenant to which such item is related and (C) if the indemnified party is a Buyer, indicating that such Buyer is seeking to set off such Losses against Earnout Payments or is seeking indemnification directly from the Sellers, or both.

         (f) Set Off From Earnout Payments. Subject to the limitations set forth in Section 8.2(d), in the event that a Buyer has elected a set off of Earnout Payments in accordance with Section 8.2(e), upon delivery of Buyer's Officer's Certificate to the Sellers, the Earnout Payment pursuant to Section 2.3(b) hereof shall be reduced by the amount of the Losses incurred by such Buyer. To the extent that the value of the Earnout Payment is less than the amount of the unreimbursed Losses incurred, the Earnout Payment shall be zero.

         (g) Resolution of Conflicts; Mandatory Arbitration.

               (i) In case the indemnifying party shall object in writing to any claim or claims made in any Officer's Certificate as described in Section 8.2(e), indemnified party shall have thirty (30) days to respond in a written statement to such objection. If after such thirty (30) day period there remains a dispute as to any claims, the indemnifying party and indemnified party and/or their representative shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the indemnifying party and indemnified party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               (ii) If no such agreement can be reached after good faith negotiation, either indemnifying party or indemnified party may, by written notice to the other, demand arbitration of the matter in accordance with Section
10.7 hereof, unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive on the parties to this Agreement.

         (h) Third-Party Claims. In the event an indemnified party becomes aware of a third-party claim which it believes may result in Losses, the indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have the right at its expense to employ counsel of its choice to assume control of the defense of such claim and the indemnified party shall be entitled, at its expense, to participate in the defense of such claim. So long as the indemnifying party is defending such claim, the indemnifying party shall employ reasonable efforts to inform the indemnified party of material developments relating to such claim. So long as the indemnifying party is defending such claim, in good faith, the indemnified party will not settle such claim without the indemnifying party's written consent, which consent shall not be unreasonably withheld, and the indemnifying party shall not settle any claim on behalf of indemnified party without indemnified party's written consent, which consent shall be not be unreasonably withheld. In the event that the indemnifying party does not assume the defense of such claim or fails to defend the claim in good faith, the indemnified party shall have the right in its sole discretion to defend and settle any such claim; provided, however, that except with the consent of the indemnifying party, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim for indemnification pursuant to Sections 8.1 and 8.2. In the event that the Sellers is the indemnifying party and has consented to any such settlement, the Sellers shall have no power or authority to object under any provision of Sections 8.1 and 8.2 to the amount of any reduction by Buyers of the Earnout Payment in accordance with such settlement.

                                   ARTICLE IX

                             [INTENTIONALLY OMITTED]


                                    ARTICLE X

                               GENERAL PROVISIONS

     10.1 Notices. All notices and other communications hereunder shall be in writing, shall be in English and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

         (a) if to the Buyers, to:

             Pinnacle Systems, Inc.
             280 N. Bernardo Ave.
             Mountain View, CA 94043
             U.S.A.
             Attention: Chief Financial Officer
             Telephone No.: (415) 526-1600
             Facsimile No: (415) 526-1601

             with a copy to:

             Wilson Sonsini Goodrich & Rosati
             Professional Corporation
             650 Page Mill Road
             Palo Alto, California 94304-1050
             U.S.A.
             Attention:  Robert Latta, Esq.
             Telephone No.:  (415) 493-9300
             Facsimile No.:  (415) 493-6811

         (b) if to the Sellers to:

             Miro Computer Products
             Carl-Miele Str. 4
             D-38112 Braunschweig
             Germany
             Telephone No.:  (49) 5 31 21 13-5 53
             Facsimile No.: (49) 5 31 21 13-5 73
             Attention: Georg Blinn

             with a copy to:

             Venture Law Group
             2800 Sand Hill Road
             Menlo Park, CA  94025
             U.S.A.
             Telephone No: (415) 854-4488
             Facsimile No.:  (415) 854-1121
             Attention: James Brock, Esq.

     10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3 Notarizations. This Agreement is notarized before a German notary and each party is entitled to receive as many certified or simple copies as it wishes to receive at its cost.

     10.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Schedules, the Confidentiality Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) except for the assignment of the purchase price under Section 2.5(a), shall not be assigned by operation of law or otherwise, except that the Buyers may assign their rights and delegate their obligations hereunder to their affiliates.

     10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.7 Governing Laws; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in the County of Santa Clara under the AAA International Commercial Arbitration Rules and Supplemental Procedures for Large Complex Disputes by a single arbitrator mutually agreeable to the Buyers and the Sellers. In the event that within forty-five (45) days after the submission of any dispute to arbitration, the Buyers and the Sellers cannot mutually agree on a single arbitrator, the Buyers and the Sellers shall each select one arbitrator and the AAA shall select a third arbitrator. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereto hereby waive any and all rights of appeal under the English Arbitration Act and any amendments thereto. The arbitrator(s) may award to the prevailing party, if any, as determined by the arbitrator(s), all of its costs and fees, including without limitation AAA administrative fees, arbitrator fees, attorney's fees, expert fees, witness fees, travel expenses and out-of-pocket expenses (including without limitation such expenses as copying, telephone, facsimile, postage and courier fees). The parties to the arbitration may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgement of the powers of the arbitrator(s). The parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator(s) shall have no authority to award punitive or exemplary damages against any party. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or true copy thereof.

     10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

     10.10 Amendement. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     10.11 Notary's Fees. The notary's fees accruing from this Agreement shall be born half by Miro Computer Products and half by Pinnacle Systems GmbH.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement on the date first above written.

                                   PINNACLE SYSTEMS, INC.
                                   By: /s/ ARTHUR CHADWICK
                                   Name:   Arthur Chadwick
                                   Title:  VP Finance, CFO

                                   PINNACLE SYSTEMS GMBH
                                   By: /s/ ARTHUR CHADWICK
                                   Name:   Arthur Chadwick
                                   Title:  Geschuftsfuhrer

                                   PINNACLE SYSTEMS C.V.
                                   By: /s/ ARTHUR CHADWICK
                                   Name:   Arthur Chadwick
                                   Title:  VP Finance, CFO, Pinnacle System Inc.

                                   PINNACLE SYSTEMS LTD.
                                   By: /s/ ARTHUR CHADWICK
                                   Name:   Arthur Chadwick
                                   Title:  CFO

                                   MIRO COMPUTER PRODUCTS AG
                                   By: /s/ BLINN, B
                                   Name:   Blinn, G.
                                   Title:  [Unreadable] CFO

                                  MIRO COMPUTER PRODUCTS S.A.R.L.
                                  By: /s/ BLINN, G.
                                  Name:   Blinn, G.
                                  Title:  CFO

                                  MIRO COMPUTER PRODUCTS B.V.
                                  By: /s/ BLINN, G.
                                  Name:   Blinn, G.
                                  Title:  CFO

                                                                    EXHIBIT A-1A

                           DEED OF TRANSFER OF SHARES
                             IN THE SHARE CAPITAL OF
                           MIRO COMPUTER PRODUCTS B.V.
                                  (final draft)


On the first day of September, nineteen hundred and ninety-seven appears before me, Reinhard Willem Clumpkens, notaris (civil law notary), practicing in
Amsterdam:

Saskia Elisabeth van den Berg, candidate civil law notary, residing at 3581 BL Utrecht, Maliesingel 44-bis, born in Leiden on the fourth day of February, nineteen hundred and seventy-one, whose identity has been established upon production of passport number K786869, expiring at the seventeenth day of June, nineteen hundred and ninety-seven, not married, who for the purpose hereof is acting as attorney authorized in writing of:

1. The company organised under the laws of Germany: miro Computer Products AG, with corporate seat in Braunschweig, Germany and address at: 381112 Braunschweig, Germany, Carl-Miele-Strabe 4, hereinafter referred to as: the "Transferor", and in that capacity is representing the Transferor;

2.   the  Limited  Partnership  organised  under  the  laws of the  Netherlands:
     Pinnacle Systems C.V., with registered address at: 280 N. Bernardo Avenue, Mountain View, California 94043, United States of America, hereinafter referred to as: the "Transferee", and in that capacity is representing the Transferee; and

3.   the private company with limited liability  organised under the laws of the
     Netherlands: miro Computer Products B.V., with corporate seat in Eindhoven and address at: 6546 BB Nijmegen, Kerkenbos 10-15, Unit 1, number B.V. 496.759, hereinafter referred to as: the "Company", and in that capacity is representing the Company.

The person appearing
DECLARES THAT,
WHEREAS:

     (a) The Transferor is holder of six hundred (600) shares, numbered 1 up to and including 600, each share having a par value of one hundred Dutch guilders (NLG 100) in the share capital of the Company, hereinafter referred to as: the "Shares";

     (b) the Shares were acquired by the Transferor pursuant to the issue upon the incorporation of the Company, effected by a notarial deed, executed before E.A. Mulder, notaris in 's-Gravenhage, on the eighteenth day of October, nineteen hundred and ninety-four;

     (c) the Shares are registered in the share register of the Company in the name of the Transferor;

     (d) on the twenty-ninth day of August, nineteen hundred and ninety-seven the Transferor and the Transferee entered into an agreement of sale and purchase of the Shares, which agreement is hereinafter referred to as: the Agreement;

     (e) under the provisions of the Agreement the Transferor must transfer the Shares to the Transferee;

     (f) the share transfer restrictions included in the of the Company need not be applied to the present transfer of the Shares, since the Transferor is the sole shareholder in the Company.

IT IS HEREBY AGREED AND CONFIRMED AS FOLLOWS:

1. In order to implement the Agreement the Transferor hereby transfers the Shares to the Transferee, who accepts the transfer of the Shares.

     The Shares are for the account of the Transferee as of the thirty-first day of August, nineteen hundred and ninety-seven at twenty-four hours.

2. The purchase price and its method of payment is further specified in the Agreement and sufficiently known to the Transferor and the Transferee.

3. The Transferor warrants the Transferee that he is fully entitled to the Shares, the Shares are fully paid-up, they are encumbered neither with a right of pledge nor with a right of usufruct and are not attached.

     The Transferee accepts this warranty.

4. Unless otherwise provided for in this deed, and the Agreement, all that has been agreed between the parties relating to the sale, purchase and transfer of the Shares prior to the execution of this deed shall remain in full force and effect, provided, however, that a condition subsequent, if any, may no longer be invoked and a condition precedent, if any, is deemed to have been fulfilled.

5.   The Company acknowledges this transfer of the Shares.

6. All costs and expenses connected with this transfer of the Shares will be for the account of the Transferee.

7. The Transferor and the Transferee waive the right to dissolve the Agreement and the agreement contained in this deed under the provisions of section 6:265 Civil Code.

Sufficient proof of the existence of the powers of attorney has been given to me, notaris.

The written powers of attorney to the person appearing are evidenced by three private instruments, which are attached to this deed.

IN WITNESS WHEREOF the original of this deed, which shall be retained by me, notaris, is executed in Amsterdam, on the date first given in the head of this deed.

Having conveyed the substance of this deed to the person appearing he has declared that he has taken cognizance of the contents of the deed and does not require it to be read out to him in full.

Immediately after the reading of those parts of the deed which the law prescribes to be read out, this deed is signed by the person appearing, who is known to me, notaris, and by myself, notaris.

                                                                    Exhibit A-1B


English Summary: French transfer document relating to the sale of all of the capital stock of Miro Computer Products SARL, a corporation formed under the laws of France, by its sole stockholder, Miro Computer Products AG, to Pinnacle Systems C.V.


                                CESSION DE PARTS


Les soussignees:

- la societe MIRO COMPUTER  PRODUCTS AG, societe de droit allemand au capital de
7.867.750 DM, ayant son siege social Carl-Miele-Str. 4, 38112 BRAUNSCHWEIG, ALLEMAGNE, immatriculee au Registre du commerce de Braunschweig sous le numero HRB 3444,

representee par Monsieur Georg BLINN, en qualite de membre du directoire, agissant egalement pour le compte de Monsieur Georg Rybing, un autre membre du directoire, sur la base d'une procuration notariee en date du 18 aout 1997, dont une copie est jointe a la presente, ci-apres denommee "le Cedant", d'une part,

- la societe  PINNACLE SYSTEMS C.V.,  societe de droit  neerlandais au captal de
700.000 Fl ayant son siege social [unreadable], immatriculee au Registre du commerce et des societes sous le numero 10148252,

representee par Monsieur Art Chadwick, en qualite de vice President/CFO of Pinnacle Systems, Inc, partenaire general de C.V.

ci-apres denommee "le Cessionnaire", d'autre part,

Ont prealablement a l'acte de cession de parts sociales, objet des presentes, expose ce qui suit:

Suivant acte sous seing prive il existe une societe a responsabilite limitee denommee MIRO COMPUTER PRODUCTS SARL, au capital de 200.000 F, divise en 200 parts de 1.000 F chacune,entierement liberees, dont le siege est fixe 99/101 Rue Pierre Semard, 92300 CHATILLON, et qui est immatriculee au Registre du commerce et des societes de NANTERRRE sous le numero B 394 367 353.

Le Cedant possede 200 parts sociales de 1.000 F.

Ceci expose, ;ils ont convenu et arrete ce qui suit:

CESSION

MIRO COMPUTER PRODUCTS AG cede et transporte sous les garanties ordinaires de fait et de droit a PINNACLE SYSTEMS C.V. qui accepte 200 parts sociales de 1.000 F lui appartenant dans la Societe.

PINNACLE SYSTEMS C.V. devient proprietaire des parts cedees a compter de ce jour et sera subrogee dans tous les droits et obligations attaches a ces parts.

Toutefois, le Cessionnaire partagera prorata temporis avec le Cedant les dividendes susceptibles d'etre attribues auxdites parts au titre des resultats de l'exercice en cours.

PRIX

La presente cession est consentie et acceptee moynnant le prix de $620.000 X que PINNACLE SYSTEMS C.V. a paye a MIRO COMPUTER PRODUCTS AG, qui le reeconnait et lui en donne quittance.

                                 Dont quittance.

DECLARATION DU CEDANT

Le Cedant declare:

(1) - qui'il a la pleine capacite civile pour engager la societe dans le cadre des presentes, que la societe MIRO COMPUTER PRODUCTS AG ne fait l'objet d'aucune procedure collective et n'est pas en etat de cessation des paiements,

(2) que les parts cedees sont libres de tout nantissement et ne font l'objet d'aucune procedure susceptible de faire obstacle a leur cession.

MODIFICATION DES STATUTS

Monsieur Chadwick representant la societe PINNACLE SYSTEMS C.V., associe unique de la Societe, decide que, pour tenir compte de la nouvelle repartition des parts, l'article IX des statuts serait desormais redige de la maniere suivante:

         ARTICLE IX - PARTS

         le capital social est fixe a la somme de FF 200.000 et divise en 200 parts de FF 1.000 chacune entierement souscrite et integralement liberees, numerotees de 1 a 200 attribuees en totalite a la societe PINNACLE SYSTEMS C.V.

DECLARATION POUR L'ENREGISTREMENT

Le Cedant declare que la societe MIRO COMPUTER PRODUCTS SARL est soumise a l'impot sur les societes et que les parts sociales cedees ont ete creees en vue de remunerer les apports en numeraire effectues a la Societe. II precise que la Societe n'est pas une societe a preponderance immobiliere au sens de l'article 150 A bis du Code general des impots.

FORMALITES DE PUBLICITE - POUVOIRS

La presente cession sera signifiee a la Societe dans les conditions prevues par l'article 1690 du Code civil. Toutefois cette signification pourra etre remplacee par le depot d'un original du present acte au siege social contre remise par la gerance d'une attestation de ce depot.

Tous pouvoirs sont conferes au porteur d'orginaux ou de copies des presentes en vue de l'accomplissement de toutes formalites legales de depot et de publicite.

FRAIS

Les frais et droits des presentes et ceux qui en seront la consequence seront supportes par le Cessionnaire, qui s'y oblige, a l'exception de ceux concernant la modification des statuts qui seront supportes par la Societe.



                                                     Fait a ____________________

                                                     Le ________________________
                                                     En 6 orginaux


/S/ GEORG BLINN                                           /S/ ARTHUR D. CHADWICK
MIRO COMPUTER PRODUCTS AG                                 PINNACLE SYSTEMS C.V.

                                                                     EXHIBIT A-2


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into on August 29, 1997, by and among Pinnacle Systems, Inc., a California corporation whose principal place of business is in Mountain View, California, U.S.A. ("Pinnacle"), Pinnacle Systems GmbH, a corporation organized under the laws of Germany and a subsidiary of Pinnacle ("German Sub"), Pinnacle Systems C.V., a limited partnership formed under the laws of the Netherlands ("Dutch Sub") and Pinnacle Systems, Ltd. ("U.K. Sub" and, together with Pinnacle, German Sub and Dutch Sub, the "Buyers"), Miro Computer Products AG, a corporation organized under the laws of Germany ("Miro"), Miro Computer Products Ltd., a corporation organized under the laws of the United Kingdom and a subsidiary of Miro ("Miro U.K."), and Miro Computer Products Inc., a California corporation and a subsidiary of Miro ("Miro U.S." and together with Miro and Miro U.K., the "Sellers").


                                   WITNESSETH:

     WHEREAS, the Buyers and the Sellers are parties to an Asset Purchase Agreement dated August 29, 1997 (the "Purchase Agreement") pursuant to which the Sellers agreed to sell, and the Buyers agreed to purchase, all of the properties and assets of the Sellers as described therein in Section 2.1 as the Acquired Assets (such initially capitalized terms and, except as defined herein, all other initially capitalized terms used herein shall have the same meanings ascribed to them in the Purchase Agreement);

     WHEREAS, pursuant to the Purchase Agreement, the Buyers agreed to assume all liabilities and obligations of the Sellers as described as being Assumed Liabilities in Section 2.2 of the Purchase Agreement.

     WHEREAS, it is the intention of the Buyers and the Sellers to reflect the transfer of the title over the Acquired Assets by the execution and delivery of the following documents at the Effective Date (unless otherwise specified in the Purchase Agreement): (i) this Assignment and Assumption Agreement between the Sellers and the Buyers; (ii) the Bill of Sale and Conveyance by the Sellers to the Buyers; (iii) the deeds relating to any of the Acquired Assets, properly endorsed; (iv) assignments of the Sellers' permits, leases, Intellectual Property and Contracts (including Intellectual Property transfer documents) and any third party consents necessary, or requested by the Buyers, to such assignments described in (iv); (v) the Transfer Documents; (vi) those certain asset transfer documents required under laws of France and The Netherlands; and
(vii) such other instruments of sale, transfer, conveyance, and assignment as the Buyers and their counsel may reasonably request;

     NOW,  THEREFORE,  in  consideration  of the premises and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Buyers and the Sellers hereby agree as follows:

     1. Effective from and after the Effective Date, the Sellers hereby assign according to the allocation set forth in Schedule 2.9(a)(1), Schedule 2.9(a)(2),
Schedule 2.9(a)(3) and Schedule 2.9(d) attached hereto, respectively, to Pinnacle and each of German Sub, U.K. Sub and Dutch Sub, all right, title and interest in, to and under all contracts, agreements, leases, licenses, undertakings, commitments, and other property and assets constituting the Acquired Assets described in Section 2.1 of the Purchase Agreement.

     2. Effective from and after the Effective Date, the Buyers hereby assume all liabilities and obligations of the Sellers described in Section 2.2 of the Purchase Agreement, constituting the Assumed Liabilities.

     3. In the event that any provision of this Assignment and Assumption Agreement be construed to conflict with a provision of the Purchase Agreement, the provision in the Purchase Agreement shall be deemed controlling.

     4. This Assignment and Assumption Agreement shall bind and shall inure to the benefit of the respective parties and their assigns, transferees and successors.

     5. This Assignment and Assumption Agreement shall be construed and enforced in accordance with the laws of the State of California, U.S.A., regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     6. This Assignment and Assumption Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     7. The parties  confirm the  continuing  application  of the  provisions of
Section 2.10 of the Purchase Agreement and the Sellers agree that they will execute and deliver to the Buyers such assignments of specific Acquired Assets (such as individual debts owing to the Sellers) as the Buyers may request notwithstanding that such assets are covered by any of the documents referred to in the third recital above.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first above written.

                                                     MIRO COMPUTER PRODUCTS AG

                                                     By: /s/ G. BLINN
                                                         -----------------------

                                                     Name: G. Blinn
                                                           ---------------------

                                                     Title: CFO
                                                            --------------------

                                                     MIRO COMPUTER PRODUCTS INC.

                                                     By: /s/ G. BLINN
                                                         -----------------------

                                                     Name: G. Blinn
                                                           ---------------------

                                                     Title: CFO
                                                            --------------------


                                                     MIRO COMPUTER PRODUCTS LTD.

                                                     By: /s/ G. BLINN
                                                         -----------------------

                                                     Name: G. Blinn
                                                           ---------------------

                                                     Title: CFO
                                                            --------------------


                                                     PINNACLE SYSTEMS, INC.

                                                     By: /s/ ARTHUR CHADWICK
                                                         -----------------------

                                                     Name: Arthur Chadwick
                                                           ---------------------

                                                     Title: VP Finance, CFO
                                                            --------------------


                                                     PINNACLE SYSTEMS GMBH

                                                     By: /s/ ARTHUR CHADWICK
                                                         -----------------------

                                                     Name: Arthur Chadwick
                                                           ---------------------

                                                     Title: Geschuftsfuhrer
                                                            --------------------


                      [ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                                     PINNACLE SYSTEMS C.V.

                                                     By: /s/ ARTHUR CHADWICK
                                                         -----------------------

                                                     Name: Arthur Chadwick
                                                           ---------------------

                                                     Title: VP Finance,
                                                            CFO Pinnacle Systems
                                                            --------------------

                                                     PINNACLE SYSTEMS, LTD.

                                                     By: /s/ ARTHUR CHADWICK
                                                         -----------------------

                                                     Name: Arthur Chadwick
                                                           ---------------------

                                                     Title: Director
                                                            --------------------


                      [ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                                                     EXHIBIT A-3


                           BILL OF SALE AND CONVEYANCE


     BILL OF SALE AND CONVEYANCE, made, executed and delivered on August 29, 1997, by and among Pinnacle Systems, Inc., a California corporation whose principal place of business is in Santa Clara County, California, U.S.A. ("Pinnacle"), Pinnacle Systems GmbH, a corporation organized under the laws of Germany and a subsidiary of Pinnacle ("German Sub"), Pinnacle Systems C.V., a limited partnership formed under the laws of the Netherlands ("Dutch Sub"), and Pinnacle Systems Ltd., a corporation formed under the laws of the United Kingdom and a subsidiary of Pinnacle ("U.K. Sub," and, together with Pinnacle, German Sub and Dutch Sub, the "Buyers"), Miro Computer Products AG, a corporation organized under the laws of Germany ("Miro"), Miro Computer Products Ltd., a corporation organized under the laws of the United Kingdom and a subsidiary of Miro ("Miro U.K."), and Miro Computer Products Inc., a California corporation and a subsidiary of Miro ("Mrio U.S." and, together with Miro and Miro U.K., the "Sellers").


                                   WITNESSETH:

     WHEREAS, the Sellers and the Buyers are parties to an Asset Purchase Agreement dated as of August 29, 1997 (the "Purchase Agreement"), providing, for, among other things, the transfer and sale to the Buyers of substantially all of the assets, properties, rights and business of the Sellers for consideration of the Purchase Price (such initially capitalized term and, except as defined herein, all other initially capitalized terms used herein shall have the same meanings ascribed to them in the Purchase Agreement), and on the terms and conditions provided in the Purchase Agreement;

     WHEREAS, the Buyers and the Sellers now desire to carry out the intent and purpose of the Purchase Agreement by the Sellers' execution and delivery to the Buyers of this instrument evidencing the sale, conveyance, assignment, transfer and delivery to the Buyers of the Acquired Assets subject to the Assumed Liabilities; provided, however, that there shall be excluded the Excluded Liabilities;

     WHEREAS, it is the Buyers' and Sellers' intentions to reflect the transfer of the title over the Acquired Assets by the execution and delivery of the following documents at the Effective Date (unless otherwise specified in the Purchase Agreement): (i) this Bill of Sale and Conveyance by the Sellers to the Buyers; (ii) the Assignment and Assumption Agreement between the Sellers and the Buyers; (iii) the deeds relating to any of the Acquired Assets, properly endorsed; (iv) assignments of the Sellers' permits, leases, Intellectual Property and Contracts (including Intellectual Property transfer documents) and any third party consents necessary, or requested by the Buyers, to such assignments described in (iv); (v) the Transfer Documents; (vi) those certain asset transfer documents required under the laws of France and The Netherlands; and (vii) such other instruments of sale, transfer, conveyance, and assignment as the Buyers and their counsel may reasonably request; and

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers do hereby, effective from and after the Effective Date, sell, convey, transfer, assign and deliver unto

Buyers and their successors and assigns, forever, all right, title and interest in, to and under the Acquired Assets, subject to the Assumed Liabilities.

     TO HAVE AND TO HOLD the Acquired Assets unto Buyers, its successors and assigns, FOREVER.

     The Sellers hereby constitute and appoint Buyers and their successors and assigns as their true and lawful attorneys in fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of the Sellers but on behalf of and for the benefit of Buyers and their successors and assigns, to demand and receive any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and release for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Sellers or otherwise, for the benefit of Buyers or their successors and assigns, proceedings at law, in equity, or otherwise, which Buyers or their successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any of the assets, properties, rights and business, and to do all acts and things in relation to the assets which Buyers or their successors or assigns reasonably deem desirable.

     In the event that any provision of this Bill of Sale and Conveyance be constructed to conflict with a provision in the Purchase Agreement, the provision in the Purchase Agreement shall be deemed to be controlling.

     This instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Sellers and the Buyers.

     This Bill of Sale and Conveyance may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Bill of Sale and Conveyance has been duly executed and delivered by a duly authorized representative of the Sellers on the date first above written.


                                                     MIRO COMPUTER PRODUCTS AG

                                                     By: /s/ G. BLINN
                                                        ------------------------
                                                     Name: G. Blinn
                                                          ----------------------

                                                     Title: CFO
                                                           ---------------------



                                                     MIRO COMPUTER PRODUCTS INC.

                                                     By: /s/ G. BLINN
                                                        ------------------------
                                                     Name: G. Blinn
                                                          ----------------------

                                                     Title: CFO
                                                           ---------------------

                                                     MIRO COMPUTER PRODUCTS LTD.

                                                     By: /s/ G. BLINN
                                                        ------------------------
                                                     Name: G. Blinn
                                                          ----------------------

                                                     Title: CFO
                                       -3-                 ---------------------

                                                                     EXHIBIT A-4


                     COPYRIGHT ASSIGNMENT (U.S. Copyrights)


     WHEREAS, Miro Computer Products AG, a corporation organized under the laws of Germany and having its principal place of business at Carl-Miele Str. 4, D-38112 Braunschweig, Germany (hereinafter "Assignor"), and Pinnacle Systems, Inc., a California corporation, having its principal place of business at 280 N. Bernardo Avenue, Mountain View, California 94043 (hereinafter "Assignee") are parties to that certain Asset Purchase Agreement effective as of August 31, 1997 (the "Agreement") pursuant to which Assignor sold, conveyed, transferred, assigned and delivered to Assignee all of Assignor's right, title and interest in and to certain intellectual property, including all patent, copyright, trademark and other intellectual property rights therein together with the business associated therewith.

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Assignor hereby transfers, conveys and assigns to Assignee all right, title and interest whatsoever, throughout the world, in and under the copyrights on the works identified on Schedule A hereto, to have and to hold the same, unto Assignee, its successors and assigns, for the full duration of all such rights, and any renewals and extensions thereof.

     Assignor further transfers, conveys and assigns unto Assignee the entire right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the copyrights herein assigned.

     This Assignment is made pursuant to and is subject to all the terms of the Agreement.

     IN WITNESS WHEREOF, Miro Computer Products AG has each caused this instrument to be signed in its name by its duly authorized officer to be effective as of the 29 day of August, 1997.


                                                     MIRO COMPUTER PRODUCTS AG


                                                     By:  /s/ G. BLINN
                                                        ------------------------
                                                        Name: G. Blinn
                                                        Title: CFO

                                   SCHEDULE A

                                   COPYRIGHTS


                        See pages 2-6 of Schedule 2.9(e)

                                                                     EXHIBIT A-5


                      PATENT(S) ASSIGNMENT (U. S. Patents)


     WHEREAS, Miro Computer Products AG, a corporation organized under the laws of Germany and having its principal offices at Carl-Miele Str. 4, D-38112 Braunschweig, Germany (hereinafter "Assignor") and Pinnacle Systems, Inc., a California corporation with principal offices at 280 N. Bernardo Avenue, Mountain View, California 94043 (hereinafter "Assignee") are parties to that certain Asset Purchase Agreement effective as of August 31, 1997, pursuant to which Assignor sold, conveyed, transferred, assigned and delivered to Assignee all of Assignor's right, title and interest in and to certain intellectual property and all patent, copyright, trademark and other intellectual property rights therein together with the business related thereto.

     NOW THEREFORE, For good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby sell, assign and transfer and agrees to sell, assign and transfer unto Assignee or its designees, all of Assignor's right, title and interest in and to Patents set forth on Schedule A hereto and any reissues and continuations thereof and in all counterparts of such patents and patent applications filed or issued in foreign countries, as to which Assignor agrees to furnish and to execute on a country-by-country basis specific Assignments as requested by Assignee or any such designee.

     Assignor covenants that it is the sole owner and assignee and holder of record title to the above-identified United States Patents (and foreign counterparts thereto) and that it has full power to make the present assignment.

     Assignor further sells, assigns, transfers and conveys unto Assignee the entire right, title and interest in and to any and all causes of action and rights or recovery for past infringement of the Patent herein assigned.

     Assignor warrants unto the Assignee and further agrees that Assignor will, without demanding any further consideration therefor, at the request and at the expense of the Assignee, do all lawful and just acts including the execution and acknowledgment of instruments, that may be or became necessary for sustaining, obtaining continuations thereof, or reissuing said United States Patent and foreign counterparts and for maintaining and perfecting the Assignee's right to said Patent, particularly in cases of interference and litigation.

     Assignor also hereby authorizes the Commissioner of Patents to issue any and all Patents which may be granted upon any of the patent applications herein referenced to Assignee, as the assignee to the entire interest therein.

         IN WITNESS WHEREOF, this Assignment of Patent is executed at Munich, Germany, this 29 day of August, 1997.


                                                     MIRO COMPUTER PRODUCTS AG


                                                     By:  /s/ G. BLINN
                                                        ------------------------
                                                        Name: G. Blinn
                                                        Title: CFO


ATTEST:


By: /s/ ARTHUR CHADWICK
   ----------------------
Title:  VP Finance, CFO
       ------------------
                                       -2-

                                   SCHEDULE A

                                      NONE

                                                                     EXHIBIT A-6


                    TRADEMARKS ASSIGNMENT (U. S. Trademarks)


     WHEREAS, Miro Computer Products AG, a corporation organized under the laws of Germany and having its principal place of business at Carl-Miele Str. 4, D-38112 Braunschweig, Germany (hereinafter "Assignor"), and Pinnacle Systems, Inc., a California corporation having its principal place of business at 280 N. Bernardo Avenue, Mountain View, California 94043 (hereinafter "Pinnacle"), are the parties to that certain Asset Purchase Agreement effective as of August 31, 1997, pursuant to which Assignor sold, conveyed, transferred, assigned and delivered to Pinnacle and the other Purchasers all of Assignor's right, title and interest in and to certain intellectual property, including those trademarks listed on Schedule A attached hereto and other intellectual property rights therein together with the business associated therewith; and

     WHEREAS, Assignor has adopted, used and is using the trademarks listed on Schedule A attached hereto (the "Trademarks") in connection with the design, development and marketing of certain intellectual property, and are the owners of all right, title and interest in and to the Trademarks including any and all common law rights therein, applications to register and registrations therefor as also listed on Schedule A; and

     WHEREAS, Pinnacle desires to acquire all right, title and interest in and to the Trademarks, including any and all common law rights therein, applications to register and registrations therefor.

     NOW THEREFORE, for good and valuable consideration, paid in hand, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, grant, transfer and otherwise convey to Pinnacle, all of Assignor's right, title and interest in and to the Trademarks, including all of its common law rights therein, applications to register and registrations therefor, together with the goodwill of the business symbolized by the Trademarks.

     Agreed and consented to this 29 day of August, 1997.


MIRO COMPUTER PRODUCTS AG


By:  /s/ G. BLINN
   ------------------------
   Name: G. Blinn
   Title: CFO

                                   SCHEDULE A

                              REGISTERED TRADEMARKS






                                OTHER TRADEMARKS


                        See pages 2-6 of Schedule 2.9(e)

                                                                       Exhibit B

English Summary:

Rent Agreement between Miro Computer Products AG ("Miro") and Pinnacle Systems Gmbh ("Pinnacle"), pursuant to which Pinnacle will rent from Miro the facilities in Braunschweig Germany for a monthly rent of 32,700 Deutschmarks. The agreement has a one-year term and covers certain services related to the building such as security and janitorial services.

Mietvertrag fur Gewerberaume                           Vertrags-Nr.: ...........
                                                 Austertgung fur Vermieter/Miete

Unter Mieter und Vermieter werden die Mietparteien auch dann verstanden, wenn sie aus mehreren, ggf. auch juristischen Personen beste hen. Alle im Vertrag gennannten Personen - bei Firmen die gesetzlichen Vertreter - haben den Mietvertrag eigenhandig zu unterschreiben Nichtzutreffende Teile des Mietvertrages sind durchzustreichen, freie Stellen sind auszufullen, anzukreuzen oder durchzustreichen. Falls erforderlich, zusatzliche Anlageblatter beifugen und ebenfalls unterschreiben.

Zwischen genaue Bezeichnung des Vermieters (Firma, Name, Anschrift, vertreten durch):

miro Computer Products AG
Carl-Miele-StraBe 4
38112 Braunschweig

und, genaue Bezeichnung des/der Mieter-s (Firma, Name, Anschrift, vertreten durch):

Pinnacle Systems GmbH
Carl-Miele-StraBe 4
38112 Braunschweig

wird folgender Mietvertrag geschlossen:

ss. 1.  Mietsache, Mietzweck

1.       Vermiete werden auf dem Grundstuck folgende Raume:

         Buroflache
         (genaue Anschrift und genaue Lagebezeichnung, ggf. Lageplan beifugen)

         Zum Betriebe einer/eines:

         Entwicklungs - und Verwaltungsbetriebes
         (Art der Nutzung, z.B. Fabrik, Werkstatt, Lager, Buro, Ladengeschaft)

         Zusatzlich vermietet werden:

         |_|      Freiflache:
         |_|      Garage:

Blatt 2 des Mietvertrages                   Vermieter: miro Computer Products AG
vom:                                        Mieter:    Pinnacle Systems GmbH



         |X|      Einstellplatz:  90 Stuck a 30, -- DM

         Vermietete Flachen in m2:  ca. 2.547 qm

         Deckenbelastung maximal:  kg/m2

2.       Der   Mieter   ist    berechtigt,    die    nachfolgend    aufgefuhrten
         Grundstuckstelle, Einrichtungen und technischen Anlagen, z.B. Aufzuge, mitzubenutzen.

3.       Dem Mieter werden fur die Mietzeit folgende Schlussel ubergeben:

         |_|      Bei Vertragsunterzeichnung:
         |X|      Bei Einzug:

         Fehlende Schlussel hat der Mieter auf eigene Kosten zu beschafffen. Samtliche Schlussel sind bei Beendigung des Mietverhaltnisses an den Vermieter herauszugeben.

4. Der Vermieter gewahrt den Gebrauch der Mietsache in dem Zustand bei Ubergabe. Die verschuldensunabhangige Haftung des Vermieters fur anfangliche Sachmangle (ss. 538 BGB) wird dem Vermieter vom Mieter erlassen.

5.       |_| Der Vermieter  verpflichtet  sich, bis zum Einzug des Mieters,  bis spatestens zum

             folgende   Arbeiten   in  den   Mietraumen   vornehmen   zu  lassen
             (erforderlichenfalls Anlage beifugen):

6. Der Vermieter gewahrt den Gebrauch der Mietraume in einem fur den vorgesehenen gewerblichen Zweck grundsatzlich geeigneten Zustand. Der Mieter hat jedoch behordliche Auflagen auf eigene Kosten zu erfullen; die Raume durfen nur fur die nach den jeweiligen behordlichen Bestimmungen zulassigen Zwecke benutzt werden.

7. Dieser Mietvertrag wird unter der Bedingung geschlossen, daB der erste Mietzins vor Ubergabe der Mietsache vom Mieter an den Vermieter geleistet worden ist.

Blatt 3 des Mietvertrages                   Vermieter: miro Computer Products AG
vom:                                        Mieter:    Pinnacle Systems GmbH


         Bei Nichterfullung dieser Bedingung ist der Vermieter berechtigt, den Mietvertrag aus wichtigem Grund ohne Einhaltung einer Frist mit sofortiger Wirkung zu kundigen.

ss. 10 - Miete und Nebenkosten

1.       |X|      Die Netto-Kaltmiete  (ausschlieBlich  Betriebskosten,  Heizung und Warmwasser)  betragt...........monatlich z.Z. DM 30.000,--
                                                                      ----------

         |_| Die Brutto-Kaltmiete (einschlieBlich Betriebskosten, ausschlieBlich Heizung und Warmwasser) betragt
                  ............................monatlich   z.Z.   DM
                                                                      ----------

2.a.     |_|      Es sind keine  zusatzlichen  Betriebskosten  zu zahlen,  diese sind im Mietzins enthalten.

  b.     |_|      Neben der Miete ist ein BetriebskostenvorschuB gemaB ss. 13 zu
                  zahlen,   ermittelt  auf  Grund  der  letzten  Berechnung  des
                  Vermieters

                  vom...............................monatlich z.Z. DM
                                                                      ----------

   c.    |_|      HeizkostenvorschuB gemaBss. 12....monatlich z.Z. DM
                                                                      ----------

   d.    |X|      Nebenkosten.......................monatlich z.Z. DM  10.000,--
                                                                      ----------
   e.    |X|      Parkplatzmiete....................monatlich z.Z. DM   2.700,--
                                                                      ----------

   f.    |_|      ..................................monatlich z.Z. DM
                                                                      ----------

3.       |X|      zuzuglich Mehrwertsteuer..........monatlich z.Z. D    6.405,--
                                                                      ----------

4.                                      monatlich insgesamt z.Z. DM    49.105,--
                                                                      ----------

5. Die Betreibskosten sind Kosten gemaB Anlage 3 zu ss. 27 der Zweiten Berechnungsverordnung, siehe ss. 13 des Vertrages. Soweit Betriebskosten sich erhohen, vermindern, neu entstehen oder wegfallen ist dies in der anteiligen Umlageberechnung zu berucksichtigen. Entsprechend ist der Vermieter berechtigt, die Vorauszahlungen auf die Betriebskosten neu festzusetzen, falls die entstehenden Betriebskosten durch die Vorauszahlung nicht mehr gedeckt werden. Der Mieter kann seinerseits eine Herabsetzung der Vorauszahlungen verlangen, falls diese such als zu hoch erweisen.

Blatt 4 des Mietvertrages                   Vermieter: miro Computer Products AG
vom:                                        Mieter:    Pinnacle Systems GmbH



6. Auf Verlangen des Vermieters hat der Mieter der gewerblich oder selbstandig beruflich genutzten Raume neben dem Mietzins Mehrwertsteuer zum jeweils gultigen Steuersatz zu zahlen, wenn der Vermieter nach ss. 9 UStG fur die Mehrwertsteuerpflicht optiert hat. Die Bestimmungen des Umsatzsteuergesetzes sind den Parteien bekannt. In diesem Fall ist der Vermieter verpflichtet, dem Mieter die erforderlichen Vorsteuerbelege zu erteilen.

7.       Die Schonheitsreparaturen tragt  |_|   der Vermieter  |X|   der Mieter.

         Der   Verpflichtete  hat  die   Schonheitsreparaturen   regelmaBig  und
         fachgerecht vomehmen zu lassen.

8.       Kleine Instandhaltungen tragt    |_|   der Vermieter  |_|   der Mieter.

         Der Verpflichtete hat die Arbeiten fachgerecht vornehmen zu lassen.

ss.11 - Mietdauer, Option, Kundigung    Das Mietverhaltnis beginnt am 01.09.1997

1.       |_|     Es lauft auf unbestimmte Zelt und kann folgendermaBen gekundigt werden:

         |_|      mit einer Frist von.....................Monaten zum Ende eines
                  ...........................Kalender - Viertel - Halb - Jahres)

         |_|      nach MaBgabe der gesetzlichen Fristen.

2.       |X|      Es lauft auf bestimmte Zelt und endet am 31.08.1998

         |_|      ohne Verlangerungsmoglichkeit

         |_| mit folgender Verlangerungsmoglichkeit: Das Mietverhaltnis verlangert sich jeweils um 12 Monate wenn kiene der Parteien spatestens 6 Monate vor Vertragsablauf der Verlangerung widerspricht.

3.       |_|      Der  Mieter  hat  ein  ________   maliges   Optionsrecht   auf
                  Forsetzung des Mietverhaltnisses fur weitere ________ Jahre.

Blatt 5 des Mietvertrages                   Vermieter: miro Computer Products AG
vom:                                        Mieter:    Pinnacle Systems GmbH



                  Dieses Recht muB spatestens _______ Monate - Jahre*) vor Vertragsablauf geltend gemacht werden.

4.       Kundigung,   Widerspruch  sowie  Ausubung  des  Optionsrechtes   mussen
         schriftlich erfolgen und dem anderen Vertragspartner spatestens am letzten Werktage vor Beginn der Kundigungsfrist zugegangen sein.

ss. 17 - Zahlung der Miete und der Nebenkosten

1. Die Miete und Nebenkosten sind monatlich im voraus, spatestens am 3. Werktag des Monats, kostenfrei an den Vermieter oder an die von ihm zur Entgegennahme ermachtigte Person oder Stelle zu zahlen.

         |X|      Die Miete und die Nebenkosten sind einzuzahlen auf das Konto

                  bei:  der Nord LB         BLZ 250 500 00    Kt.-Nr.:  1961713

         Fur die Rechtzeitigkeit der Zahlung kommt es nicht auf die Absendung, sondern auf die Ankunft des Geldes an.

         |_| Miete und Nebenkosten werden im Lastschrift - Einzugsverfahren von einem vom Mieter zu benennenden Konto abgebucht. Der Mietere verpflichtet sich, dem Vermieter eine Einzugsermachtigung zu erteilen, dies gilt auch bei Kontoanderung.

2. Bei verpateter Zahlung ist der Vermieter berechtigt, Mahnkosten in Hohe von DM je Mahnung unbeschadet von Verzugszinsen zu erheben.

ss. 18 - Vereinbarung einer Staffeimiete

1.       |_|      Die Miete bleibt unverandert bis zum ______________________

2.       |_|      Fur  den   nachfolgend   bezeichneten   Zeitraum   wird   eine
                  Staffelmiete verinbart. Bei Miebeg___ richtet sich die Miete nach ss. 10. Die Miete erhoht sich.

                  -------------------------------------------------------------
                  ab        fur        auf DM       ab       fur         auf DM
                  -------------------------------------------------------------

--------
  *     Nichtzutreffendes streichen.

Blatt 6 des Mietvertrages                   Vermieter: miro Computer Products AG
vom:                                        Mieter:    Pinnacle Systems GmbH


                  -------------------------------------------------------------
                  .............................................................
                  -------------------------------------------------------------

                  Eine daruber hinaus gehende Erhohung der Miete ist wahrend der Laufzeit der Staffeimiete ausgeschlossen.

ss. 19 - Pfandrecht des Vermieters - Sicherhaltslelstung (Kaution)

1. Der Mieter erklart, daB die beim Einzug eingebrachten Sachen sein freies Eigentum, nicht gepfandet und nicht verpfandet sind,

         |_|      mit Ausnahme folgender Gegenstande:


2.       Der Mieter  ist  verpflichtet,  den  Vermieter  unverzuglich  von einer
         etwaigen   Pfandung   eingebrachter   Gegenstande   unter   Angabe  des
         Gerichtsvollziehers and des pfandenden Glaubigers zu benachrichtigen.

3.       |_|      Der Mieter leistat dem Vermieter  Sicherheit fur die Erfullung
                  seiner   Verpflichtungen   und/oder   zur   Befriedigung   von
                  Schadensersatzanspruchen in Hohe von _____ Monatsmieten,  ohne
                  Betriebskostenvorschusse, namlich in Hohe von DM

         Der Vermieter hat die Sicherheit, ab Erhalt mit dem fur Spareinlagen mit dreimonatiger Kundigungsfirst ublichen Satz zu versinsen. ______ Zinsen erhohen die Sicherheit. Die Sicherheit is vor Ubergabe der Mietraume zu leisten. -- Die Sicherheitsleistung kann jederzeit dutch eine Bankburgschaft ersetzt werden.

4. Die sicherheit einschl. Zinsen ist bei Beendigung des Mietverhaltnisses an den Mieter zuruckzuzahlen, wenn feststeht, daB gegen diesen keine Anspruche mehr bestehen.

ss. 20 - WerbemaBnahmen/AuBenwerbung

         |_| Der Mieter is zur Anbringung von Werbeschildern an folgenden Flachen berechtigt:


         Beim Vorhandensein oder bei Einrichtung von Sammelschildanlagen ist der Mieter verpflichtet, diese zu benutzen und die anteiligen Kosten zu ubernehmen. (siehe auch Hausordnung)

Blatt 7 des Mietvertrages                   Vermieter: miro Computer Products AG
vom:                                        Mieter:    Pinnacle Systems GmbH


ss. 21 - Konkurrenzschutz

         |_|      Konkurrenzschutz fur den Mieter is ausgeschlossen.
         |_|      Dem Mieter wird folgender

         Konkurrenzschutz gewahrt:

ss. 22 - Weltere Verinbarungen

1. Bie der Ausubung seiner gewerblichen Tatigkeit hat der Mieter alle einschlagigen Umweltschutz-Vorschriften zu beachten.

2. Die auf den Ruckseiten von Blatt 1, 2 und 3 enthaltenen Vereinbarungen, insbesondere auch die Hausordnung, sowie die zusatzlich beigefugten Anlagen Nr. _______ bis Nr. ______ sind wesentliche Bestandtaile dieses Vertrages.


Braunschweig ________ den    24/8/97         Braunschweig __________ den 24/8/97

     /S/ G. BLINN                                     /S/ ARTHUR D. CHADWICK
------------------------------------         -----------------------------------

------------------------------------         -----------------------------------
            (Vermieter)                                      (Mieter)

                                                                       EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT


                                     Between


                             PINNACLE SYSTEMS, INC.


                                       and


                            MIRO COMPUTER PRODUCTS AG


                           Dated as of August 29, 1997

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made effective as of August 31, 1997, between PINNACLE SYSTEMS, INC., a California corporation (the "Company"), and MIRO COMPUTER PRODUCTS AG, a corporation organized under the laws of Germany ("Miro").


                                    RECITALS

     A. Pursuant to the terms of the Asset Purchase Agreement dated as of August 29, 1997 (the "Purchase Agreement"), by and among the Company, Pinnacle Systems GmbH, Pinnacle Systems C.V., Pinnacle Systems, Ltd. and Miro, Miro shall acquire from the Company Two Hundred Three Thousand Five Hundred Sixty-Five (203,565) fully paid and nonassessable shares of the Company's Common Stock, no par value (the "Pinnacle Shares").

     B. The Purchase Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Purchase Agreement, the parties hereto hereby agree as follows:


                                    SECTION 1
                               REGISTRATION RIGHTS

     1.1 Shelf Registration.

         (a) Initial Payment Shares. As promptly as practicable and in any event within 14 days after the issuance of the shares of Pinnacle Common Stock in connection with the Closing under the Purchase Agreement and pursuant to Section 2.5(a)(i) of the Purchase Agreement, the Company shall file a registration statement on Form S-3 under the Securities Act covering such Pinnacle Shares.

         (b) Earnout Payment Shares. As promptly as practicable and in any event within 14 days after the issuance of shares of Pinnacle Common Stock in connection with the Earnout Payment (as such term is defined in the Purchase Agreement) and pursuant to Section 2.5(a)(ii) of the Purchase Agreement, the Company shall file a registration statement on Form S-3 under the Securities Act covering such Pinnacle shares.

         (c) Obligations of the Company. In connection with any registration of Registrable Securities pursuant to this Section 1.1, the Company shall:

               (i) Use its commercially reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of (A) the second anniversary of the date of issuance of the Pinnacle Shares, (B) the sale of all of such shares of Registrable Securities so registered or (C) such time as all of the Registrable Securities can be sold by Holders within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder.

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement.

               (iii) Furnish to the participating Holders or the underwriters such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus), in conformity with the requirements of the Securities Act, as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current.

               (iv) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request, maintain any such registration or qualification current until the earlier of (A) the second anniversary of the date of this Agreement,
(B) the sale of all the shares of Registrable Securities so registered or (C) such time as all of the Registrable Securities can be sold by Holders within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

               (v) Take all such other action either necessary or desirable to permit the shares of Registrable Securities held by Miro (or its permitted assignees) to be registered and disposed of in accordance with the method of disposition described herein.

               (vi) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder participating in such underwriting shall also enter into and perform its obligations under any such agreement.

               (vii) Cause all Registrable Securities registered pursuant to this Section 1.1 to be listed on The Nasdaq National Market or such other exchange as the Company's Common Stock is then listed or quoted.

         (d) Notwithstanding anything else in this Section 1.1, if, at any time during which a Prospectus is required to be delivered in connection with the sale of Registrable Securities, the Board of Directors of Pinnacle determines in good faith that a development has occurred or a condition exists as a result of which the registration statement or the Prospectus contains or incorporates by reference a material misstatement or omission, the correction of which would require the premature disclosure of confidential information that would, in the good faith determination of the Board of Directors, materially and adversely affect Pinnacle, Pinnacle will immediately notify the Holders thereof by telephone and in writing. Upon receipt of such notification, Holders will immediately suspend all offers and sales of any Registrable Securities pursuant to the registration statement for a period not to exceed 30 days. Pinnacle may not exercise this delay right more than once in any twelve (12) month period.

     1.2 Company Registration.

         (a) If, at any time or from time to time within seven (7) years after the effective date of the first registration statement for a public offering of securities of the Company, the Company shall determine to register any of its securities, whether for its own account in connection with an offering of its securities to the general public for cash on a form which would permit the registration of Registrable Securities, other than (i) a registration relating solely to employee benefit plans on Form S-1 or S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar form which may be promulgated in the future relating solely to a SEC Rule 145 transaction, the Company will promptly give to the Holders written notice thereof and include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests, made within thirty (30) business days after mailing or personal delivery of such written notice from the Company by any Holders, except as set forth in Section 7.4(b). Such written request may specify all or a part of the Holder's Registrable Securities.

         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a). In such event the right of any Holder to registration pursuant to this
Section 1.2 shall be conditioned upon such Holder's participating in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in the form negotiated by the Company with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in such registration and underwriting to not less than thirty percent (30%) of the securities sought to be included therein (based on aggregate market values). The Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the underwriter.

         (c) In the case of each registration effected by the Company pursuant to Section 1.2, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

               (i) Keep such registration effective for a period of one hundred twenty (120) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

               (ii) Furnish such number of prospectuses and other documents incident thereto as a Holder participating in such registration from time to time may reasonably request.

     1.3 Expenses.

         (a) All expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Section 1.1 and Section 1.2 shall be borne by the Company. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Company's counsel and its accountants, the reasonable fees and expenses of one counsel for the Holders and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other costs and expenses of complying with the provisions of this Section 1 with respect to such registration (collectively, "Registration Expenses").

         (b) Excluding the Registration Expenses, the participating Holders shall pay all other expenses incurred on their behalf with respect to any registration pursuant to Section 1.1 or 1.2, including any counsel for the participating Holders (other than counsel as provided in Section 1.3(a)) and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such registration statement.

     1.4 Indemnification.

         (a) To the extent permitted by law, the Company will indemnify each Holder (excluding Holders who are then directors or officers of the Company), each of their respective officers and directors, and each person controlling such person, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such person or underwriter and stated to be specifically for use therein.

         (b) To the extent permitted by law, each Holder will, if Registrable Securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, its legal counsel, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act and each other such Holder, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

         (c) Each party entitled to indemnification under this Section 1.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, if such counsel is other than counsel named herein, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall, if such failure is prejudicial to the Indemnifying Party's ability to defend such action, relieve the Indemnifying Party of its obligations under this Section 1, but not of any obligation arising apart from this Section 1. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1.5, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 1.4.

     1.5 Information by Holder. The Holders whose securities are included in any registration effected pursuant to this Section 1 shall furnish in writing to the Company such information regarding such persons and the distribution proposed by such persons as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1. The Company's obligations under this Section 1 are conditioned upon compliance by such persons with the provisions of this Section 1.5.

     1.6 Sale without Registration. The holder of each certificate representing securities of the Company required to bear the legend in substantially the form set forth in Section 6.14 of the Purchase Agreement (or any similar legend) by acceptance thereof agrees to comply in all respects with the provisions of this
Section 1.6. Prior to any proposed transfer of any Registrable Securities which shall not be registered under the Securities Act, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, accompanied by: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) except for transfers proposed to be made in accordance with SEC Rule 144 (as in effect at the date hereof and as amended from time to time thereafter) or to any constituent partner of any Miro, at the expense of the Holder or transferee, an unqualified written opinion of legal counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this Section 1.6 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Section 1.

     1.7 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Sections 1.1 and 1.2 may be assigned by any Miro to the transferee or assignee of not less than 20% of Registrable Securities (as adjusted for stock splits and the like) and provided that the Company is given written notice of any such transfer within thirty (30) days of the date of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and provided further that the transferee or assignee of such rights assumes in writing in a form reasonably acceptable to the Company the obligations of Miro under this Agreement.

     1.8 Termination of Registration Rights. The registration rights granted pursuant to this Section 1 shall terminate as to any Holder at such time as all Registrable Securities beneficially owned by such Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 and a written opinion to that effect of legal counsel for the Company delivered to such Holder which shall be reasonably satisfactory in form and substance to legal counsel for such Holder. Notwithstanding the foregoing, such registration rights shall terminate seven
(7) years after the effective date of the first registration statement for a public offering of securities of the Company.

     1.9 Sale of Registrable Securities. The sale of Registrable Securities of any Holder shall be effected through the offices of Hambrecht & Quist.


                                    SECTION 2
                                  MISCELLANEOUS

     2.1 Certain Definitions. As used in this Agreement:

         (a) The term "beneficially owned" refers to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act. References to ownership of Voting Stock hereunder mean beneficial ownership.

         (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         (c) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

         (d) The term "Holder" means Miro and any transferee of Registrable Securities pursuant to Section 1.8 of this Agreement, provided that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to Section 1.10.

         (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

         (f) The term "Registrable Securities" means (i) the Pinnacle Shares and
(ii) any Common Stock of the Company issued by the Company to Miro in respect of the Pinnacle Shares upon any stock split, stock dividend, recapitalization, or similar event; provided, that if, upon any stock dividend, recapitalization or similar event, the Company issues securities which are not immediately convertible into Common Stock, the term "Registrable Securities" shall also include such securities.

         (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         (h) The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     2.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

     2.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than Miro and the Company and no person shall assert any rights as third party beneficiary hereunder.

     2.4 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     2.5 Notices and Dates. All notices or other communications required or permitted under this Agreement shall be made in the manner provided in Section
10.1 of the Purchase Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

     2.6 Language Interpretation. In the interpretation of this Agreement, unless the context otherwise requires, (i) words importing the singular shall be deemed to import the plural and vice versa, (ii) words denoting gender shall include all genders, (iii) references to persons shall include corporations or other entities and vice versa, and (iv) references to parties, sections, schedules, paragraphs and exhibits shall mean the parties, sections, schedules, paragraphs and exhibits of and to this Agreement, unless otherwise indicated by the context.

     2.7 Table of Contents; Titles; Headings. The Table of Contents, titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     2.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

     2.9 Severability. If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.


"COMPANY"                                            PINNACLE SYSTEMS, INC.,
                                                     a California corporation


                                                     By: _______________________

                                                     Name: _____________________

                                                     Title: ____________________



"MIRO"                                               MIRO COMPUTER PRODUCTS AG
                                                     a   corporation   organized
                                                     under the laws of Germany


                                                     By: _______________________

                                                     Name: _____________________

                                                     Title: ____________________

                                                                     Exhibit D-1
                                                                      (part 1)

                [Letterhead of Wilson Sonsini Goodrich & Rosati]


                                 August 31, 1997


Miro Computer Products AG
Carl-Miele Str. 4
D-38112 Braunsweig
Germany

Ladies and Gentlemen:

     We have acted as counsel to Pinnacle Systems, Inc., a California corporation ("Pinnacle"), Pinnacle Systems GmbH, a corporation organized under the laws of Germany ("German Sub"), and Pinnacle Systems C.V., a corporation organized under the laws of The Netherlands ("Dutch Sub") and Pinnacle Systems, Ltd., a corporation organized under the laws of the United Kingdom and a subsidiary of Pinnacle ("U.K. Sub") (Pinnacle, German Sub, Dutch Sub and U.K. Sub are referred to herein collectively as the "Buyers"), in connection with the acquisition (the "Acquisition") by the Buyers of assets and liabilities of Miro Computer Products AG, a corporation organized under the laws of Germany ("Miro" or the "Seller") and the acquisition of the capital stock of certain wholly-owned subsidiaries of Miro (the "Acquired Subsidiaries"), pursuant to the Asset Purchase Agreement dated August 29, 1997 among the Buyers and the Seller (the "Purchase Agreement"). This opinion is furnished to you pursuant to Section
6.18 of the Purchase Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meaning given to them in the Purchase Agreement.

     We have acted as counsel for the Buyers in connection with the negotiation of the Purchase Agreement and the effectuation of the Acquisition. In addition, we have examined copies of the Purchase Agreement and the Registration Rights Agreement among the Buyers and the Seller, each dated as of August 29, 1997. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than the Buyers where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that, after an examination of documents made available to us by the Buyers, and

Miro Computer Products AG
August 31, 1997
Page 2

after inquiries of officers of the Buyers, but without any further independent investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Buyers solely in connection with the Purchase Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Buyers or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary company and shareholder action, to execute and deliver the Purchase Agreement and we assume that the representations and warranties made by you in the Purchase Agreement pursuant thereto are true and correct. We are also assuming that you have purchased the shares of Pinnacle Common Stock for value, in good faith and without notice of any adverse claims within the meaning of California Uniform Commercial Code.

     The  opinions   hereinafter   expressed   are  subject  to  the   following
qualifications and assumptions:

     A. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether such remedy is considered in a proceeding at law or in equity);

     B. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally;

     C. We express no opinion as to the enforceability of any of the agreements attached as exhibits to the Purchase Agreement other than the Registration Rights Agreement;

     D. We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

     E. We express no opinion as to the enforceability of the indemnification provisions of Article VIII of the Registration Rights Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

     F. In rendering our opinion as to agreements or instruments in paragraph 5 below, we have relied solely upon (i) inquiries of officers of Pinnacle, (ii) a list of material agreements or instruments filed as exhibits to Pinnacle's report on Form 10-K filed with the SEC (iii) a certificate of an officer of Pinnacle certifying that the agreements or instruments on such list constitute all material agreements and

Miro Computer Products AG
August 31, 1997
Page 3

instruments to which Pinnacle is a party or by which it is bound or to which any of its properties or assets are subject and (iv) our examination of the items on the list referred to above. We have no reason to believe that the list referred to above is inaccurate or incomplete.

     G. In rendering our opinion in paragraph 2, we are assuming the number of shares of Pinnacle Common Stock that will be issuable in connection with the Earnout Payment will not exceed 400,000.

     H. We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the laws of the United States of America and the laws of the State of California. In the event that the Purchase Agreement and the transactions thereunder are governed by the laws of a jurisdiction other than the State of California, we assume that the laws of such jurisdiction are identical with the laws of the State of California.


     Based upon and subject to the foregoing, and except as set forth in the Purchase Agreement, we are of the opinion that:

     1. Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     2. The shares of Pinnacle Common Stock issuable in connection with the Initial Payment are duly and validly issued, fully paid and nonassessable. The shares of Pinnacle Common Stock issuable in connection with the Earnout Payment have been reserved and, assuming such shares of Pinnacle Common Stock are issued to the Seller in accordance with the terms of the Purchase Agreement, will be duly and validly issued, fully paid and nonassessable.

     3. All corporate action on the part of Pinnacle, its directors and shareholders necessary for the authorization, execution and delivery of the Purchase Agreement and the Registration Rights Agreement by Pinnacle, the authorization, sale, issuance and delivery of the shares of Pinnacle Common Stock issuable in connection with the Initial Payment and the performance of Pinnacle's obligations under the Purchase Agreement and the Registration Rights Agreement has been taken. The Purchase Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by Pinnacle and constitute valid and binding obligations of Pinnacle, enforceable against Pinnacle in accordance with their respective terms.

     4. To our knowledge, there is no action, suit, proceeding, claim or investigation pending or threatened against any Buyer which challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by the Purchase Agreement or the Ancillary Agreements.

Miro Computer Products AG
August 31, 1997
Page 4

     5. The execution, delivery, and performance of and compliance with the terms of the Purchase Agreement and the Registration Rights Agreement and the issuance of the shares of Pinnacle Common Stock issuable in connection with the Initial Payment do not violate any provision of the Amended and Restated Articles of Incorporation or Bylaws, or, to our knowledge, any provision of any applicable federal or state law, rule or regulation or any requirement of the Nasdaq National Market. The execution, delivery and performance of and compliance with the Purchase Agreement and the Registration Rights Agreement, and the issuance of the shares of Pinnacle Common Stock pursuant to the Agreement do not violate, or constitute a default under, any material contract, agreement, instrument, judgment, or decree binding upon Pinnacle.

     6. The offer and sale of the shares of Pinnacle Common Stock to you pursuant to the terms of the Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933.

     This opinion is solely for your benefit and is not to be made available to or relied on by any other person without our express prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

                                                Very truly yours,

                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation

                                                                     Exhibit D-1
                                                                      (part 2)

                      [Letterhead of Oppenhoff and Radler]


August 29, 1997

miro Computer Products AG
Carl-Miele Stra e 4

38112 Braunschweig

Attn.: Mr. Georg Blinn


Dear Mr. Blinn:

     Reference is made to the Asset Purchase Agreement by and among Pinnacle Systems, Inc., a California corporation whose principal place of business is in Mountain View, California, U.S.A. ("Buyer"), Pinnacle Systems GmbH, a
corporation organized under the laws of Germany and a subsidiary of Buyer ("German Sub"), Pinnacle Systems C.V., a limited partnership formed under the laws of the Netherlands ("Dutch Sub"), and Pinnacle Systems Ltd., a corporation formed under the laws of the United Kingdom and a subsidiary of Pinnacle ("U.K. Sub"), as well as miro Computer Products AG ("miro"), a corporation organized under the laws of Germany miro Computer Products, Inc., a California corporation and a subsidiary of miro ("miro U.S.") and miro Computer Products Ltd., a corporation organized under the laws of the United Kingdom and a subsidiary of miro ("miro UK") dated August 29, 1997 ("the Agreement"). The Agreement provides for the acquistion by German Sub of certain assets of miro attributable to miro's Digital Video Group (the "Acquisition"). This opinion is rendered to you pursuant to Section 6.18 of the Agreement, and all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement unless otherwise defined herein.

     We have acted as German counsel for the Buyer in connection with the negotiations of the Agreement and the consummation of the transactions contemplated thereby. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we considered relevant for the purposes of this opinion.

     As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that, after an examination of documents made available to us by the Buyer and German Sub and after inquiries of the Buyer and German Sub, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of the firm who have worked on matters for the Buyer or German Sub. Except to the extent expressly set forth herein or as we otherwise believed to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Buyer or the German Sub in connection with the Acquisition or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreement, and we assume that the representations and warranties made by you in the Agreement and pursuant thereto are true and correct.

     The  opinions   hereinafter   expressed   are  subject  to  the   following
qualifications:

     a. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     b. We express no opinion as to the rules and the application of the German public order or of German mandatory law.

     c. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, oratorium and other similar laws affecting the rights of creditors generally;

     d. We express no opinion as to compliance with the antifraud provisions of state and federal laws, rules and regulations;

     e. We express no opinion as to the effect of any statute, rule, regulation or other law enacted, or any court or regulatory decision rendered or published, after the date of this opinion, or the conduct of the parties or any other person following the date hereof and assume no obligation to advise you or any other person of any change, whether factual or legal, or whether or not material, that may arise or be brought to our attention after the date hereof; and

     f. We are members of the Bar of the Federal Republic of Germany and we are not expressing any opinions to any matter relating to laws of any jurisdiction other than laws of the Federal Republic of Germany. For this reason, too, we do not express any opinion on the application and/or effect of the reference to GAAP in the Agreement.

     With your permission and without verification by us, we have assumed the following for the purpose of rendering the opinions set forth herein:

     A. That all signatures on the documents and instruments we have received for review are genuine, all natural persons who are signatories have the legal capacity to execute and deliver said documents, all documents and instrument submitted to us as originals are authentic and complete, all documents and instruments submitted as copies conform to the originals and are complete and accurate, none of the aforesaid documents and instruments have been subsequently modified or terminated and none of the rights or obligations under said documents have been waived or released.

     B. That there are no agreements or understandings between or among the Buyer or German Sub or third parties which would expand, modify, interpret or otherwise affect the terms of the Agreement or any of the Related Agreements or the respective rights or obligations of the parties thereunder and that the Agreement or any of the Related Agreements correctly and completely set forth the intent of all parties thereto.

     C. That Pinnacle Systems GmbH was registered with the commercial register with the Amtsgericht Braunschweig on August 27, 1997 under docket no. HRB 4457 with the charter as adopted in notarial deed no. 495/1997 by notary Dr. Bernd Huck of August 20, 1997, and that its stated capital was fully paid-in and not repaid.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Organization. The German Sub is a limited liability company duly organized and validly existing under the laws of Germany. German Sub has the corporate power to own its properties and to carry on its business in Germany as now conducted.

     2. Capital Structure. The stated capital of the German Sub amounts to DM 50,000 and is represented by 1 (one) Geschaftsanteil (share). To our knowledge, all issued and outstanding Company Capital has been duly authorized and validly issued, and is not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares. To our knowledge, other than Company Capital owned by the Buyer, there are not other outstanding interests, existing or contingent or direct or indirect, in Company Capital. To our knowledge, the German Sub is a wholly owned subsidiary of Buyer. To our knowledge, there are no Company Rights of any character, written or oral, to which the German Sub or the shareholder of the German Sub is a party or by which any of them is bound obligating the German Sub or its shareholder to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Capital or obligating the German Sub or its shareholder to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such German Sub Rights.

     3. Authority. The German Sub has all requisite power and authority to enter into any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the German Sub and no further action is required on its part to authorize any Related Agreements to which it is a party and the transactions contemplated hereby and thereby.

     4. No Conflict. To our knowledge, the execution and delivery of the Agreement and any Related Agreements to which it is a party by the German Sub do not, and, the consummation of the transactions contemplated hereby and thereby wil not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under any provision of the Charter of the German Sub.

     5. Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the German Sub in connection with the execution and delivery of the Agreement and any Related Agreements to which the German Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be requried under applicable securities laws.

     6. Agreement.

     (a) Each of the Agreement and the Related Agreements has been duly and validly executedand delivered by, or on behalf of, each of the German Sub and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of the German Sub, enforcable against it in accordance with its terms.


     (b) To our knowledge, neither the execution and delivery of each of the Agreement and the Related Agreements nor the performance by each of their respective obligations thereunder, violate any German statute or law applicable to German Sub that would preclude German Sub from entering into the Agreement and any Related Agreement, or consummating the transactions contemplated thereby.

     This opinion is solely for your benefit and is not to be made available to or relied upon by any other person without our express prior written consent.

                                                      Very truly yours,

                                                      Oppenhoff & Radler

                                                       by ______________

                                                                     EXHIBIT D-2


                        [Letterhead of Venture Law Group]


                                 August 31, 1997


Pinnacle Systems, Inc.
Pinnacle Systems, GmbH
Pinnacle Systems, C.V.
Pinnacle Systems, Ltd.
280 N. Bernardo Avenue
Mountain View, California 94043

Ladies and Gentlemen:

     We have acted as counsel for Miro Computer Products, Inc. ("Miro US"), a California corporation and a subsidiary of Miro Computer Products, AG, a corporation organized under the laws of Germany ("Miro"), in connection with the acquisition (the "Acquisition") of assets and liabilities of Miro by Pinnacle Systems, Inc., a California corporation ("Pinnacle"), Pinnacle Systems, GmbH, a corporation organized under the laws of Germany and a subsidiary of Pinnacle ("German Sub"), Pinnacle Systems, C.V., a limited partnership organized under the laws of The Netherlands and a subsidiary of Pinnacle ("Dutch Sub"), and Pinnacle Systems, Ltd., a corporation formed under the laws of the United Kingdom and a subsidiary of Pinnacle ("U.K. Sub") (Pinnacle, German Sub and Dutch Sub are referred to herein collectively as the "Buyers and each as a "Buyer"), pursuant to the Asset Purchase Agreement dated August 29, 1997 (the "Asset Purchase Agreement") among the Buyers and Miro, Miro US and Miro Computer Products, Ltd., a corporation organized under the laws of the United Kingdom and a subsidiary of Miro. This opinion is provided to you pursuant to Section 6.20 of the Asset Purchase Agreement. Unless defined herein, capitalized terms have the meaning given them in the Asset Purchase Agreement.

     In rendering this opinion, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by entities or persons other than Miro US, we have assumed that each other entity or person had the power to enter into and perform all its obligations thereunder and we also have assumed the due authorization by each such other entity or person of all requisite actions and the due execution and delivery of such documents by each such other entity or person.

     Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or belief, it is intended to signify that in the course of our representation of Miro US in connection with the transactions referred to in the first paragraph hereof, no information has come to the attention of Craig Johnson, Steve Tonsfeldt, James L. Brock, Mark Windfeld-Hansen, Renee Deming or Heayoon Woo that would give them actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Miro US.

     The opinions hereinafter expressed are subject to the following further qualifications:

         (i) Our opinions are qualified by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

         (ii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Acquisition Agreements and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

         (iii) Our opinions are qualified by the enforceability of provisions of the Acquisition Agreements providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies;

         (iv) Our opinions are qualified by the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Acquisition Agreements (as defined below);

         (v) We express no opinion as to compliance with applicable antifraud provisions of federal or state securities laws, rules and regulations; and

         (vi) We express no opinion as to the indemnification provisions contained in Section 8 of the Asset Purchase Agreement insofar as the enforceability thereof may be limited by principles of public policy.

         (vii) Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

         Based upon and subject to the foregoing, except as set forth in the Asset Purchase Agreement, on any of the schedules or exhibits delivered pursuant to the Asset Purchase Agreement, we are of the opinion that:

     1. Miro US is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as it is now being conducted.

     2. Miro US has the corporate power and authority to enter into the Asset Purchase Agreement and the Related Agreements to which it is a party (collectively, the "Acquisition Agreements") and to carry out its obligations thereunder. The execution and delivery of the Acquisition Agreements and the consummation of the transactions contemplated therein have been duly authorized by the Board of Directors of Miro US and approved by the sole shareholder of Miro US, and no other corporate proceedings are necessary to authorize the execution, delivery and performance of the Acquisition Agreements by Miro US.

     3. The Acquisition Agreements to which Miro US is a party have been duly executed and delivered by Miro US and, assuming due execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligation of Miro, US, enforceable against Miro US in accordance with its terms.

     4. The execution and delivery of the Acquisition Agreements by Miro US and the performance by Miro US of its obligations as set forth therein do not: (a) conflict with, violate or breach any provision of Miro US's Articles of Incorporation or Bylaws, each as amended to date, or (b) violate or contravene:
(I) any order, writ, judgment, injunction, decree or determination of award known to us which has been entered against Miro US or (ii) any United States statute, rule or regulation of any United States governmental body applicable to Miro US.

     5. To our knowledge, there is no action, suit, proceeding, claim or investigation pending or threatened against Miro US which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated in the Acquisition Agreements.

     We express no opinion as to matters governed by any laws other than the laws of the State of California and the federal law of the United States of America. In the event that the Asset Purchase Agreement and the transactions thereunder are governed by the laws of a jurisdiction other than the State of California, we assume that the laws of such jurisdiction are identical with the laws of the State of California.

     This opinion is furnished to you pursuant to Section 6.20 of the Asset Purchase Agreement and is solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.


                                           Sincerely,


                                           VENTURE LAW GROUP,
                                           A Professional Corporation

                      [Letterhead of Doser Amereller Noack]


Pinnacle Systems, Inc.
Pinnacle Systems GmbH
Pinnacle Systems C.V.
Pinnacle Systems Ltd.
280 N. Bernardo Avenue

USA-Mountain View, CA 94043


                                                                 August 29, 1997
                                                                          US-bdc

Ladies and Gentlemen:

     We have acted as counsel to Miro Computer Products AG, Carl-Miele-Str. 4, D-38112 Braunschweig, a corporation organized under the laws of Germany ("Miro"), in connection with the acquisition (the "Acquisition") of assets and liabilities of Miro by Pinnacle Systems, Inc., a California corporation ("Pinnacle"), Pinnacle Systems GmbH, a corporation organized under the laws of Germany and a subsidiary of Pinnacle ("German Sub"), Pinnacle Systems C.V., a limited partnership organized under the laws of The Netherlands and a subsidiary of Parent ("Dutch Sub") and Pinnacle Systems Ltd., a corporation formed under the laws of the United Kingdom and a subsidiary of Pinnacle ("UK Sub") (Pinnacle, German Sub and Dutch Sub are referred to herein collectively as the "Buyers" and each as a "Buyer"), pursuant to the Asset Purchase Agreement dated as of August 29, 1997 (the "Purchase Agreement") among the Buyers and Miro. This opinion is furnished to you pursuant to Section 6.20 of the Purchase Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meaning given to them in the Purchase Agreement.

     We have acted as counsel for Miro in connection with the negotiation of the Purchase Agreement and the effectuation of the Acquisition. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined draft copies of the Purchase Agreement, the Registration Rights Agreement and the original of the Rent Agreement between the Buyers and Miro, each dated as of August 29, 1997, the other Related Agreements, corporate records, certificates of public officials and of officers and other representatives of Miro and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Miro where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact mean that, after an examination of documents made available to us by Miro, and after inquiries of the CFO of Miro, Mr. Georg Blinn, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Miro solely in connection with the Purchase Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Miro or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that the Buyers have all requisite power and authority and have taken any and all necessary corporate action, to execute and deliver the Purchase Agreement, and we assume that the representations and warranties made by the Buyers in the Purchase Agreement and pursuant thereto are true and correct.

     For the purposes of giving our opinion in paragraph 2, we have examined our agent's report following their search on August 27, 1997 of the public records of UK Sub on file and available for inspection by the public at the Companies Registry in Cardiff ("the Company Search Report"). We have assumed that UK Sub has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution or administration of UK Sub and no receiver, trustee, administrator, administrative receiver or other similar officer has been appointed in relation to UK Sub or any of its assets or revenues. For the purposes of paragraph 2, we have made such examination of the laws of England as currently applied by the English courts as in our judgment is necessary for the purposes of this opinion.

     The  opinions   hereinafter   expressed   are  subject  to  the   following
qualifications:

     A. We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     B. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally;

     C. We express no opinion as to compliance with the anti-fraud provisions of laws, rules and regulations concerning the issuance of securities; and

     D. We do not, however, purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Germany and England. We do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

     Based upon and subject to the foregoing, and except as set forth in the Purchase Agreement or the Schedules, we are of the opinion that:

     1. Miro is a corporation duly organized, validly existing and in good standing under the laws of Germany, and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on Miro. Miro has all requisite corporate power and authority to own and operate its properties, to lease the properties it currently operates under lease and to carry on its business as now being conducted.

     2. UK Sub is a company duly incorporated under the laws of England as a private limited liability company.

     3. Miro has all requisite power and authority to enter into the Purchase Agreement, the Rent and Sales Agreement, the Registration Rights Agreements and any other Related Agreements to which it is a party, and to consummate the transactions contemplated thereby. The execution and delivery of the Purchase Agreement, the Rent and Services Agreement, the Registration Rights Agreements and any
             other Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action on the part of Miro, and no further action is required on the part of Miro to authorize the Purchase Agreement, any other Related Agreements to which it is a party and, except for the requisite approval of the shareholder, the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, (i) the Board of Directors ("Aufsichtsrat") of Miro has duly authorized the execution, delivery and performance of the Purchase Agreement by Miro, (ii) Miro has consulted with its workers' committee in accordance with applicable German law regarding the proposed sale of assets to Buyers and changes in Miro's employment conditions and (iii) Miro has received the appropriate shareholder approvals under applicable law. The Purchase Agreement, the Rent and Services Agreement, the Registration Rights Agreements and any other Related Agreements to which Miro is a party have been duly executed and delivered by, or on behalf of, Miro and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of Miro enforceable in accordance with their respective terms.

     4. The execution and delivery of the Purchase Agreement, the Rent and Services Agreement, the Registration Rights Agreements and any Related Agreements to which it is a party by Miro do not, and, the consummation of the transactions contemplated thereby (including the assignments and assumptions referred to in Article II of the Purchase Agreement) will not Conflict with, or result in any Conflict with any provision of the charter documents or Bylaws (or like document) of Miro.

     5. The Purchase Agreement and the Acquisition have been duly approved and adopted by the vote of 90% of the shareholders of Miro.

     6. To our knowledge, there is no action, suit or proceeding of any nature pending or threatened against Miro, its properties or any of its officers, ("Vorstandsmitglieder") or directors ("Aufsichtsratsmitglieder"), nor is there any Basis therefor. To our knowledge, there is no investigation pending or threatened against Miro, its properties or any of its officers, or directors (nor is there any Basis therefor) by or before any Governmental Entity.

     7. To our knowledge, Miro is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract.

     This opinion is solely for your benefit and is not to be made available to or relied upon by any other person without our express prior written consent.

                                                       Very truly yours,


                                                       Dr. Uwe H. Steininger

                                                                       Exhibit E

                              List of Key Employees


Schwieter Christoph

Rausche Peter

Pfleiderer Matthias

Bunger Owe

Klein Andre

Seeling Klaus-Dieter

Hoheisel Oliver

Richter Mark

Meyer Thorsten

Riemann Bernd

Behne Roland

Chen Mike

Bussat Serge

Djafari Tawfik

Hendriks Jan

Winfield Steve

Piros Jan

                                                                       EXHIBIT F

                        FORM OF NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made as of the Effective Date (as defined below) by and among Pinnacle Systems, Inc., a California corporation ("Pinnacle") and the undersigned employee ("Employee") of Miro Computer Products AG, a corporation organized under the laws of Germany ("Miro").

     WHEREAS, Pinnacle and Miro have entered into an Acquisition Agreement dated as of August 29, 1997 (the "Acquisition Agreement") which provides that Pinnacle will purchase certain assets and assume certain liabilities of Miro relating to the Digital Video Group of Miro (the "Digital Video Group") and Employee will be hired by Pinnacle or a wholly-owned subsidiary of Pinnacle. The closing date of the Acquisition shall be the "Effective Date" of this Agreement.

     WHEREAS, as a condition to the Acquisition, and to preserve the value of the business being acquired by Pinnacle after the Acquisition, the Acquisition Agreement contemplates, among other things, that the Employee enter into this Agreement and that this Agreement become effective on the Effective Date.

     NOW THEREFORE, in consideration of the mutual promises made herein, Pinnacle and the Employee (collectively referred to as the "Parties") hereby agree as follows:

     1. Covenant Not to Compete or Solicit.

         (a) Beginning on the date of termination of Employee's employment or consulting relationship with Pinnacle or a subsidiary of Pinnacle and ending on the first anniversary of such termination date (the "Non-Competition Period"), Employee shall not directly or indirectly (other than on behalf of Pinnacle), without the prior written consent of Pinnacle, engage anywhere (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), or have any ownership interest in (except for ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or
Section  12 of the  Securities  Exchange  Act of 1934),  or  participate  in the financing, operation, management or control of, any firm, partnership, corporation, entity or business (other than Pinnacle) that engages or participates in a "Competing Business Purpose." The term Competing Business Purpose shall mean any entity or business that engages or participates in a business that markets or sells products that incorporate CODEC technology or otherwise constitute a non-linear editing solution.

         (b) During the applicable Non-Competition Period, Employee shall not, directly or indirectly, without the prior written consent of Pinnacle, solicit, encourage or hire any employee of Pinnacle or any subsidiary or affiliate of Pinnacle to terminate his or her employment with Pinnacle or any subsidiary or affiliate of Pinnacle.

         (c) Employee acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Digital Video Group prior to the Acquisition is an integral component of the value of the Digital Video Group to Pinnacle and (ii) Employee's agreement as set forth herein is necessary to preserve the value of Digital Video Group for Pinnacle following the Acquisition. Employee also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (i) Pinnacle is engaged in a highly competitive industry, (ii) Employee has unique access to, and will continue to have access to, the trade secrets and know-how of the Digital Video Group, including without limitation the plans and strategy (and, in particular, the competitive strategy) of the Digital Video Group, and (iii) in the event Employee's employment with Pinnacle ended, the Employee would be able to obtain suitable and satisfactory employment without violation of this Agreement.

         (d) The obligations of Employee hereunder (i) shall remain in effect if such Employee voluntarily resigns employment with Pinnacle or a subsidiary or affiliate of Pinnacle or the employment of Employee with Pinnacle or a subsidiary or affiliate of Pinnacle is terminated for Cause; and (ii) shall terminate if Pinnacle terminates (other than for Cause) or Constructively Terminates (as defined below) such Employee's employment with Pinnacle or a subsidiary or an affiliate of Pinnacle. The term "Constructively Terminate" shall mean, without the Employee's written consent, (i) a material reduction in the Employee's responsibilities with Pinnacle or a subsidiary or affiliate of Pinnacle and (ii) any reduction is made in the annual salary of the Employee as in effect on the Effective Date. The term "Cause" shall mean (i) the Employee has engaged in illegal conduct substantially detrimental to the business of Pinnacle, or is convicted of a felony, (ii) the Employee refuses to act in any material respect in accordance with any reasonable order or direction of an authorized executive officer or the Board of Directors of Pinnacle, provided that the employee has been given written notice of such refusal or failure and has failed to comply with such order or direction within 10 days after the date of such notice, (iii) the Employee knowingly has engaged in any activity in competition with Pinnacle or a subsidiary or affiliate of Pinnacle (excluding a less than 5% passive investment in any public company) or (iv) the Employee has engaged in any fraud, embezzlement, material misappropriation or similar conduct against Pinnacle or a subsidiary or affiliate of Pinnacle.

     2. Arbitration.

         (a) The parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the American Arbitration Association Commercial Arbitration Rules, and Supplemental Procedures for Large Complex Disputes (together the "Rules"). The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

         (b) At the request of either party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

         (c) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

         (d) The parties agree that it would be impossible or inadequate to measure and calculate the other party's damages from any breach of the covenants set forth in this Agreement. Accordingly, each party agrees that if it breaches any provision of this Agreement, the other party will have available, in addition to any other right or remedy otherwise available, the right to injunctive relief restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

         (e) Either party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator(s).

         (f) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 2, WHICH DISCUSSES ARBITRATION. THE EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES, EXCEPT AS SET FORTH IN SECTION 2(d) AND 2(e) ABOVE, TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

     3. Miscellaneous.

         (a) Governing Law. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law.

         (b) Severability. If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

         (c) No Assignment. Because the nature of the Agreement is specific to the actions of the Employee, the Employee may not assign this Agreement. This Agreement shall inure to the benefit of Pinnacle and its successors and assigns.

         (d) Notice. All notices or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid or express courier with confirmation of delivery to the following addresses (or such other address for a party as shall have been specified by like notice):

               (i) if to Pinnacle or the Company, to:

                   Pinnacle Systems, Inc.

                   280 N. Bernardo Ave.
                   Mountain View, CA 94043
                   Telephone No. (650) 526-1600

              (ii) if to Employee, to:

                   ___________________

                   ___________________
                  [home address]
                  Telephone No.

         (e) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Pinnacle and Employee.

         (f) Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

         (g) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

         (h) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         (i) Term. The term of this Agreement is three (3) years from the Effective Date or such shorter period as may be applicable under Section 1(a) of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


PINNACLE SYSTEMS, INC.                            EMPLOYEE


By: _______________________                       ______________________________
      Name:                                       Name:
      Title:

                                                  Address: _____________________

                                                           _____________________


                           [NON-COMPETITION AGREEMENT]

                                                                     EXHIBIT G-1

                             PINNACLE SYSTEMS, INC.

                                   CERTIFICATE


     Pinnacle Systems, Inc., a California corporation ("Pinnacle"), hereby certifies, in accordance with Section 6.16 of the Asset Purchase Agreement effective as of August 31, 1997 (the "Agreement") by and among Pinnacle, Pinnacle Systems GmbH, a corporation organized under the laws of Germany and a subsidiary of Pinnacle ("German Sub"), Pinnacle Systems C.V., a limited partnership formed under the laws of the Netherlands ("Dutch Sub"), and Pinnacle Systems Ltd., a corporation formed under the laws of the United Kingdom and a subsidiary of Pinnacle ("U.K. Sub," and, together with Pinnacle, German Sub and Dutch Sub, the "Buyers"), and Miro Computer Products AG, a corporation organized under the laws of Germany ("Miro"), Miro Computer Products Inc., a California corporation and a subsidiary of Miro, and Miro Computer Products Ltd. a corporation organized under the laws of the United Kingdom and a subsidiary of Miro that:

     (i) The representations and warranties of each of the Buyers set forth in the Agreement are true and correct in all material respects on and as of the date hereof; and

     (ii) Each of the Buyers has performed and complied with all covenants and obligations to be performed by it under the Agreement in all material respects prior to or as of the date hereof.

         IN WITNESS WHEREOF, as of this 29 day of August, 1997, the undersigned has executed this certificate on behalf of Pinnacle.


                                             PINNACLE SYSTEMS, INC.


                                             By: /s/  ARTHUR D. CHADWICK
                                                 ---------------------------
                                             Name:  Arthur D. Chadwick
                                             Title: Chief Financial Officer

                                                                     EXHIBIT G-2

                            MIRO COMPUTER PRODUCTS AG

                                   CERTIFICATE


     Miro Computer Products AG, a corporatioin organized under the laws of Germany ("Miro") hereby certifies, in accordance with Section 6.19 of the Asset Purchase Agreement effective as of August 31, 1997 (the "Agreement") by and among Pinnacle Systems, Inc., a California corporation ("Pinnacle"), Pinnacle Systems GmbH, a corporation organized under the laws of Germany and a subsidiary of Pinnacle, Pinnacle Systems C.V., a limited partnership formed under the laws of the Netherlands, and Pinnacle Systems Ltd., a corporation formed under the laws of the United Kingdom and a subsidiary of Pinnacle, Miro, Miro Computer Products Inc., a California corporation and a subsidiary of Miro ("Miro U.S."), and Miro Computer Products Ltd. a corporation organized under the laws of the United Kingdom and a subsidiary of Miro ("Miro U.K." and, together with Miro U.S. and Miro, the "Sellers") that:

     (i) The representations and warranties of each of the Sellers set forth in the Agreement are true and correct in all material respects on and as of the date hereof; and

     (ii) Each of the Sellers has performed and complied with all covenants and obligations to be performed by it under the Agreement in all material respects prior to or as of the date hereof.

         IN WITNESS WHEREOF, as of this 29 day of August, 1997, the undersigned has executed this certificate on behalf of Miro.


                                             MIRO COMPUTER PRODUCTS AG



                                             By: /s/  G. BLINN
                                                 -----------------------
                                             Name:   G. Blinn
                                             Title:  CFO